                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                             InterVoice-Brite, Inc.
                (Name of Registrant as Specified In Its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
        (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

            --------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1) Amount Previously Paid:

      --------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------
      (3) Filing Party:

      --------------------------------------------------------------------------
      (4) Date Filed:

      --------------------------------------------------------------------------

PRELIMINARY PROXY STATEMENT

                             INTERVOICE-BRITE, INC.
                             17811 WATERVIEW PARKWAY
                               DALLAS, TEXAS 75252

                                   ----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 28, 2002

                                   ----------

To the Shareholders of INTERVOICE-BRITE, INC.:

      The annual meeting of shareholders of InterVoice-Brite, Inc., a Texas corporation (the "Company"), will be held on Wednesday, August 28, 2002, at 10:00 a.m., local time, at the Renaissance Dallas North Hotel, 4099 Valley View, Dallas, Texas, for the following purposes:

      1. To elect the Board of Directors for the ensuing year;

      2. To consider and vote upon a proposal to amend the Company's Employee Stock Purchase Plan to increase from 1,000,000 to 1,500,000 the aggregate number of shares of Common Stock authorized for issuance under the Plan;

      3. To consider and vote upon a proposal to approve the issuance of shares of Common Stock upon conversion of the Company's outstanding convertible notes, in lieu of cash payments on the convertible notes, and upon the exercise of the Company's outstanding warrants, to the extent that such issuance would require shareholder approval under the rules of the Nasdaq National Market;

      4. To consider and vote upon a proposal to amend the Articles of Incorporation of the Company to change its corporate name to "InterVoice, Inc."; and

      5. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed July 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. A complete list of such shareholders will be available for examination at the offices of the Company in Dallas, Texas, during ordinary business hours for a period of 10 days prior to the meeting.

      A record of the Company's activities during the fiscal year ended February 28, 2002 and the financial statements for such fiscal year are contained in the accompanying 2002 Annual Report. The 2002 Annual Report does not form any part of the material for the solicitation of proxies.

      All shareholders are cordially invited to attend the meeting. SHAREHOLDERS ARE URGED, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING, TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND TO RETURN IT PROMPTLY IN THE POSTAGE-PAID RETURN ENVELOPE PROVIDED. If a shareholder who has returned a proxy attends the meeting in person, such shareholder may revoke the proxy and vote in person on all matters submitted at the meeting.

                                      By order of the Board of Directors,

                                      David W. Brandenburg
                                      Chairman of the Board, President
                                      and Chief Executive Officer

Dallas, Texas
July 29, 2002

                             INTERVOICE-BRITE, INC.
                             17811 WATERVIEW PARKWAY
                               DALLAS, TEXAS 75252

                                   ----------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 28, 2002

                                   ----------

                                  INTRODUCTION

      The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the annual meeting of shareholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy were first sent to shareholders of the Company is July 29, 2002.

      Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If no direction is indicated, the shares will be voted for the election of the Board's nominees for director, and for the other three proposals described in the foregoing notice.

      The Board of Directors is not aware of any other matter to be presented for consideration at the meeting. If any other matter is properly presented for action at the meeting, the proxy holders will vote the proxies in accordance with their best judgment in such matters. The proxy holders may also, if it is deemed to be advisable, vote such proxies to adjourn the meeting or to recess the meeting from time to time.

      Any shareholder of the Company returning a proxy has the right to revoke the proxy at any time before it is exercised by giving written notice of such revocation to the Company addressed to David W. Brandenburg, Chairman of the Board, President and Chief Executive Officer, InterVoice-Brite, Inc., 17811 Waterview Parkway, Dallas, Texas 75252; however, no such revocation shall be effective until such notice of revocation has been received by the Company at or prior to the meeting.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

      Only holders of record of Common Stock at the close of business on July 15, 2002, the record date for the meeting, are entitled to notice of and to vote at the meeting or any adjournment(s) thereof. The presence of a majority of the Common Stock outstanding on the record date is necessary to constitute a quorum. On the record date for the meeting, there were issued and outstanding [___________] shares of Common Stock. At the meeting, each shareholder of record on the record date will be entitled to one vote for each share registered in such shareholder's name on the record date. The Articles of Incorporation of the Company deny cumulative voting rights. The Company is not aware of any shareholder who is the beneficial owner of more than 5% of the outstanding shares of Common Stock as of [JULY 25, 2002].

                        VOTING PROCEDURES AND TABULATION

      The Company will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and for, against or abstained from the other three proposals described in the foregoing notice.

      With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote and will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock of the Company present in person or by proxy at the meeting and entitled to vote and voted thereat.

      Each of the proposals to amend the Company's Employee Stock Purchase Plan, and to issue shares of Common Stock upon the conversion of convertible notes and upon the exercise of warrants to the extent such issuance would require shareholder approval under the rules of the Nasdaq National Market, must be approved by a majority of the shares of Common Stock present or represented and voting on the applicable proposal at the meeting. If a shareholder abstains from voting on either proposal, it will have the same effect as a vote cast "AGAINST" such proposal.

      The proposal to amend the Articles of Incorporation of the Company to change its corporate name to "InterVoice, Inc." must be approved by the affirmative vote of at least a majority of the outstanding Common Stock on the record date. If a shareholder abstains from voting on this proposal, it will have the same effect as a vote cast "AGAINST" the proposal.

      If the Company receives a signed proxy card with no indication of the manner in which shares are to be voted on a particular proposal, such shares will be voted in accordance with the recommendation of the Board of Directors for such proposal.

      Brokers who hold shares in street name only have the authority to vote on certain items when they have not received instructions from beneficial owners. Any "broker non-votes" will have no effect on the election of directors or the next two proposals described in the foregoing notice, but such would have the same effect as a vote cast "AGAINST" the proposal to amend the Articles of Incorporation.

                               EXECUTIVE OFFICERS

      Following is certain information regarding certain executive officers of the Company. Information regarding the only other executive officer of the Company, David W. Brandenburg, Chairman of the Board, President and Chief Executive Officer, is included under "Proposal 1. Election of Directors".

      ROB-ROY J. GRAHAM, age 49, is currently Chief Financial Officer and Secretary, positions he has held since August 1994, and Controller of the Company, a position he has held since August 1992. From April 1994 to May 2001, he held the position of Chief Accounting Officer.

      RAY S. NAEINI, age 51, was President and General Manager Network Solutions Division from December 2000 until May 2002, when he resigned from the Company. From July 1999 to December 2000, Mr. Naeini served as Executive Vice President - Global Network Business. From November 1998 to July 1999, he served as Executive Vice President of Global Products for Brite Voice Systems, Inc. ("Brite"). The Company acquired Brite during fiscal 2000. Mr. Naeini joined Brite in November 1995 as Vice President of Advanced Technologies and later served as Senior Vice President, General Manager of Network Products.

      ROBERT RITCHEY, age 55, is President and General Manager Enterprise Solutions Division, a position he has held since joining the Company in December 2000. Prior to joining the Company, from May 1999 to November 2000, Mr. Ritchey served as Vice President and General Manager of Notifier Integrated Systems, a subsidiary of Honeywell International, a provider of network based integration products to the electronic security and building controls industry. Before joining Notifier Integrated Systems, from July 1994 to May 1999 he served as Vice President General Manager for the Integrated Systems Division of Sensormatic Electronics, a company engaged in, among other things, access control, video products, CCTV systems, and integrated systems.

      H. DON BROWN, age 46, is Vice President - Human Resources, a position he has held since September 1995. From November 1994 to August 1995, Mr. Brown served as Director of Human Resources. From August 1992 to September 1994, he served as Manager of Human Resources for the Permian Basin business unit of Unocal Corporation, a company that produces and sells energy resources and specialty minerals.

      DEAN C. HOWELL, age 44, is Vice President and General Counsel, a position he has held since July 2000. From March 1996 to June 2000, he served as Vice President and Corporate Counsel, and from October 1992 to February 1996, as Legal Counsel.

      PHILLIP C. WALDEN, age 57, is Vice President - Manufacturing, a position he has held since July 1987.

      CAROL D. WINGARD, age 50, is Vice President of Marketing Communications, a position she has held since joining the Company in August 1998. Prior to joining the Company, Ms. Wingard served from July 1996 to August 1998 as Director of Marketing for DSC Communications, a company engaged in the manufacture and sale of telephone switches and other telephone equipment.

                    QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

Q. WHAT PROPOSALS ARE SHAREHOLDERS BEING ASKED TO CONSIDER AT THE UPCOMING ANNUAL MEETING?

A. Shareholders will elect the Board of Directors for the ensuing year and vote upon a proposal to amend the Company's Stock Purchase Plan to increase from 1,000,000 to 1,500,000 the aggregate number of shares of Common Stock authorized for issuance under such plan. The Company is also seeking approval to issue Common Stock upon the conversion of or in lieu of cash payments on the convertible notes and the exercise of the warrants, each of which were issued in a private placement on May 30, 2002, to the extent such issuance equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants. Finally, the Company is seeking approval to amend the Articles of Incorporation of the Company to change its corporate name to "InterVoice, Inc."

Q. WHY IS THE COMPANY PROPOSING TO AMEND THE EMPLOYEE STOCK PURCHASE PLAN?

A. The purpose of the Company's Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the regular and systematic purchase of shares of Common Stock through voluntary payroll deductions, and thus to develop a stronger incentive to work for the continued success of the Company and its subsidiaries. As of June 14, 2002, 809,390 of the 1,000,000 shares authorized for issuance under the Stock Purchase Plan had been issued, and options for an additional 130,518 shares were outstanding. The Company is seeking approval to amend the Stock Purchase Plan to increase from 1,000,000 to 1,500,000 the number of shares of Common Stock authorized for issuance thereunder so that it may continue to use the Stock Purchase Plan to provide an incentive to the employees of the Company and its subsidiaries, which would align the interests of the employees with the objectives of the shareholders.

Q. WHY IS THE COMPANY SEEKING SHAREHOLDER APPROVAL TO ISSUE COMMON STOCK UPON THE CONVERSION OF OR IN LIEU OF CASH PAYMENTS ON THE CONVERTIBLE NOTES AND THE EXERCISE OF THE WARRANTS TO THE EXTENT SUCH ISSUANCE EQUALS OR EXCEEDS 20% OF THE COMPANY'S OUTSTANDING COMMON STOCK BEFORE THE ISSUANCE OF THE CONVERTIBLE NOTES AND WARRANTS?

A. The Company is subject to the NASD Marketplace Rules because its Common Stock is listed on the Nasdaq National Market. Those rules require shareholder approval for any issuance of stock at a price below the book or market price, where the amount of stock being issued is equal to or in excess of 20% of the common stock or voting power outstanding before the issuance. Even though the Company intends to make all required payments on the convertible notes in cash, because of this rule, the Company is seeking approval to issue Common Stock upon the conversion of or in lieu of cash payments on the convertible notes and the exercise of the warrants to the extent such issuance equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants. If due to the 20% Nasdaq limitation the Company is unable to issue sufficient shares of Common Stock to satisfy exercise of the warrants, conversion of the convertible notes or payments required on the convertible notes that the Company cannot satisfy in cash (whether due to inadequate funds or the prohibition in its credit facility against making cash payments on the convertible notes when the Company has borrowings under the credit facility), the Company would, in the case of the convertible notes, be in default and subject to penalties, and, in the case of the warrants, be subject to an obligation to redeem that portion of the warrants with respect to which shares cannot be issued. If the Company is able to repay the convertible notes completely in cash and assuming the convertible notes were not converted by the holders at the fixed conversion price (initially $6.184), the dilutive effect of the private placement of convertible notes and warrants would be limited to the 621,304 shares of Common Stock issuable upon exercise of the warrants, which have an initial exercise price of $4.0238.

Q. WHY WAS THE PRIVATE PLACEMENT DONE?

A. The Company issued the convertible notes and warrants in May 2002 as part of an overall financing transaction that consisted of the private placement of $10.0 million in convertible notes and the accompanying warrants; a three-year $14.0 million mortgage loan on the Company's headquarters in Dallas, Texas; the sale of the Company's facility in Wichita, Kansas for approximately $2.0 million; and the repayment of approximately $26.0 million under the Company's senior credit facility. The financing transactions were required, in part, because from February 28, 2002 through May 30, 2002 the Company had been operating under a temporary waiver of one of four financial covenants required by its credit facility, which related to the fixed charge coverage ratio. In connection with the Company's repayment of indebtedness under the credit facility, the lenders agreed to waive the Company's breach of the fixed charge coverage ratio covenant and agreed to provide the Company with a revolving credit line of up to $12.0 million. On June 19, 2002, the

Company repaid the approximately $4.0 million of indebtedness then outstanding under its revolving credit facility. By paying off all remaining loans under the revolving credit facility, the Company has satisfied a covenant in the credit facility which prevents the Company from making cash payments on the convertible notes while there are outstanding borrowings under the facility. Accordingly, and for so long as no new borrowings are outstanding under the credit facility, the Company may pay installments on the convertible notes in cash instead of Common Stock.

Q. WHAT HAPPENS IF THE THIRD PROPOSAL IS APPROVED?

A. If the third proposal is approved, then the owners of the convertible notes may, at their option, convert their convertible notes into Common Stock, and they may exercise their warrants for Common Stock, even if the number of shares issued equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants. Since the initial conversion price of the convertible notes by the holders is $6.184 per share and the initial exercise price of the warrants is $4.0238 per share, the aggregate percentage of Common Stock for which they would be convertible or exercisable would be significantly below the 20% threshold under present circumstances. Nevertheless, if the Company does not have sufficient cash to pay installments on the convertible notes (or if the Company is prohibited from paying such installments in cash due to the existence of borrowings under its revolving credit facility), the Company could be required to effect conversion of the convertible notes at approximately market prices. Additionally, the occurrence of certain events could trigger anti-dilution adjustments entitling the holders of the convertible notes and warrants to a lower conversion or exercise price (or, in the case of the warrants, also an adjustment in the number of shares for which the warrants are exercisable).

Q. WHAT IF THE THIRD PROPOSAL IS NOT APPROVED?

A. If the third proposal does not receive shareholder approval, and if the issuance equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants, then the Company may be required to redeem for cash the portion of the convertible notes and the portion of the warrants that is not convertible or exercisable due to such 20% limitation. If the Company does not have sufficient cash at such time to effect a redemption (or if the Company is prohibited from using cash for such purpose due to the existence of borrowings under its credit facility), the Company will default on its obligations under the convertible notes and warrants.

Q. CAN THE CONVERSION OF THE CONVERTIBLE NOTES AND THE EXERCISE OF THE WARRANTS LEAD TO A CHANGE OF CONTROL OF THE COMPANY?

A. No. The terms of the convertible notes and the warrants prohibit the conversion of any principal under the convertible notes or the exercise of any warrants which, after giving effect to such conversion or exercise, would cause a note or warrant holder and its affiliates to beneficially own more than 4.99% of the outstanding Common Stock of the Company. Accordingly, no note or warrant holder could ever effect a change of control of the Company through conversion of the convertible notes or exercise of the warrants.

Q. WHY DOES THE BOARD OF DIRECTORS RECOMMEND AMENDING THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE ITS CORPORATE NAME?

A. The proposed amendment would restore the Company's corporate name to "InterVoice, Inc.," the name used by the Company prior to its merger with Brite Voice Systems, Inc. in 1999. The Board of Directors believes the products, services, operations and personnel of the former InterVoice and the former Brite have been fully integrated and that it is therefore appropriate to shorten the Company's name to "InterVoice, Inc."

                        PROPOSAL 1. ELECTION OF DIRECTORS

      The business and affairs of the Company are managed by and under the direction of the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Articles of Incorporation of the Company provide that the number of directors constituting the Board of Directors shall not be less than three nor more than nine as from time to time shall be fixed and determined by a vote of a majority of the Company's directors serving at the time of such vote. The number of director positions presently constituting the Board is five.

      The five directors, constituting the entire Board of Directors, are to be elected at the meeting to serve until the next annual meeting of shareholders and until their successors have been elected and qualified. Four of the nominees are current directors of the Company: David W. Brandenburg, Joseph J. Pietropaolo, George C. Platt and Grant A. Dove. Stanley G. Brannan will continue to serve as a director through the date of the annual meeting, but has decided not to stand for reelection. A new nominee, Jack P. Reily, is a nominee for election as a director at the annual meeting. During the fiscal year ended February 28, 2002, the Board of Directors held six meetings. Each member of the Board attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of any committees of the Board of Directors on which he served during the last fiscal year.

     The five nominees for election to the Board of Directors who receive the greatest number of votes cast at the meeting will be elected to the Board of Directors. All duly submitted and unrevoked proxies in the form accompanying this proxy statement will be voted for the nominees selected by the Board of Directors except where authorization so to vote is withheld. If any nominee becomes unable or unwilling to serve (which is not presently foreseen), the persons designated as proxies will have full discretion to cast votes for another person designated by the Board. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF SUCH NOMINEES. Set forth below is certain information with respect to the five nominees for director.

     DAVID W. BRANDENBURG, age 57, is Chairman of the Board, President and Chief Executive Officer of the Company. He is also the currently acting President and General Manager Network Solutions Division. Mr. Brandenburg has held the position of Chief Executive Officer since June 2000, the position of Chairman of the Board since December 2000 and the position of President since February 2001. Mr. Brandenburg is also President of the Brandenburg Life Foundation, a position he has held since October 1996. From November 1997 to May 1998 Mr. Brandenburg served as President and Chief Executive Officer of AnswerSoft, Inc. Prior thereto, Mr. Brandenburg served as President of the Company from July 1990 to December 1994. Mr. Brandenburg has served as a director since 1997 and from 1990 to 1995 during which he served as Vice Chairman of the Company from December 1994 to May 1995.

     JOSEPH J. PIETROPAOLO, age 46, is currently Vice President and co-owner of I.A.Q. Enterprises L.L.C., a company specializing in mold remediation and restoration services, a position he has held since October 2001. From March 1998 to June 2001, Mr. Pietropaolo served as an independent consultant providing financial consulting services. He is the former Chief Financial Officer of Transactive Corporation, a company that specializes in electronic benefits transfers, a position he held from August 1994 to March 1997. Mr. Pietropaolo is also the former Vice President and Treasurer of GTECH Corporation, a company specializing in on-line lottery systems, positions he held from 1990 to August 1994. Mr. Pietropaolo has served as a director since 1989.

     GEORGE C. PLATT, age 61, is currently the President and Chief Executive Officer of Viewcast.com, d.b.a. Viewcast Corporation, a company engaged in video networking and internet video streaming, a position he has held since October 1999. From January 1991 to September 1999 Mr. Platt served as the President and Chief Executive Officer of InteCom Inc., a wholly owned subsidiary of Matra-Hachette, a company engaged in the manufacture and sale of telephone switching systems. Mr. Platt is a member of the Board of Directors of Viewcast.com and UniView Corp. Mr. Platt has served as a director since 1991.

     GRANT A. DOVE, age 74, is currently a Managing Partner of Technology Strategies and Alliances, a firm which provides investment banking and consulting services, a position he has held since January 1993. Mr. Dove currently serves as a director of INET Technologies, Intrusion.com and Tipping Point Technologies, Inc. Mr. Dove has served as a director since 1997.

     JACK P. REILY, age 51, is President of Reily Communications, a firm which provides consulting services to high technology clients in the communications equipment and software market, a position he has held since 1998. From December 2000 to March 2002, he also held the position of Senior Vice President and General Manager for Efficient Networks (affiliated with Siemens Corporation), a leading provider of DSL modems for consumer and business applications. From 1997 to 1998 Mr. Reily was Executive Director of the Hardware Practice Group for Broadview International, an investment banking firm with special focus on merger and acquisition activity for telecommunications equipment manufacturers. Mr. Reily has not previously served as a director of the Company.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The tabulation below sets forth certain information with respect to the beneficial ownership of shares of Common Stock, as of [JULY 25, 2002], of each director and nominee for director of the Company, each executive officer listed in the Summary Compensation Table included elsewhere in this proxy statement, and all directors, nominees for director and executive officers of the Company as a group. The Company is not aware of any shareholder who is the beneficial owner of more than 5% of the outstanding shares of Common Stock as of [JULY 25, 2002].

                                                                                       Common Stock
                                                                                   Beneficially Owned(1)
                                                                                  ------------------------
                                                                                      Number      Percent
Name                                                                                of Shares     of Class
----                                                                              -------------   --------
Directors and Nominees for Director
    David W. Brandenburg....................................................       1,385,991(2)    [_____]%
    Joseph J. Pietropaolo...................................................          18,000(3)        *
    George C. Platt.........................................................          47,700(3)        *
    Grant A. Dove...........................................................         104,000(3)        *
    Stanley G. Brannan......................................................         240,498(4)        *
    Jack P. Reily...........................................................             -0-           *

Named Executive Officers (who are not a director or nominee named above)
    Rob-Roy J. Graham.......................................................         380,798(5)        *
    Ray S. Naeini...........................................................          99,998(5)        *
    Robert Ritchey..........................................................          50,582(5)        *
    Dean C. Howell..........................................................         117,359(5)        *

All Directors, Nominees for Director and Executive Officers
as a Group (13 persons).....................................................       2,829,155(6)    [_____]%

*    Less than 1%

(1) Unless otherwise indicated, all shares listed are directly held with sole voting and investment power.

(2) Includes 213,846 shares held in Mr. Brandenburg's wife's IRA, and 506,000 shares not outstanding but subject to currently exercisable stock options.

(3) Shares are not outstanding but are subject to currently exercisable stock options, other than 34,000 shares held by Mr. Dove and 5,700 shares held by Mr. Platt.

(4) Includes 5,434 shares held by members of Mr. Brannan's family, and 30,000 shares not outstanding but subject to currently exercisable stock options.

(5) Shares are not outstanding but are subject to currently exercisable stock options, other than 68,237 shares held directly by Mr. Graham and 318 shares held by him in the Company's 401(k) Employee Savings Plan, 584 shares held by Mr. Ritchey and 8,294 shares held by Mr. Howell.

(6) Consists of shares beneficially owned by the Company's principal executive officers and directors. The shares beneficially owned by all directors and executive officers as a group include 1,479,150 shares issuable upon exercise of currently exercisable options and options which are exercisable within 60 days of [JULY 25, 2002]. The total also includes 241,349 shares held by spouses and other family members of directors and executive officers. The inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership.

AUDIT COMMITTEE REPORT

      We have reviewed and discussed the Company's audited financial statements for the year ended February 28, 2002 with management and have discussed with Ernst & Young LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

      We have been advised of the content of, and have received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, we recommended to the Board of Directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2002.

      Joseph J. Pietropaolo, George C. Platt and Grant A. Dove comprised the Audit Committee. All are independent, as defined in Rule 4200(a)(14) of the Nasdaq Stock Market.

      The Board of Directors has adopted a written charter for the Audit Committee.

      The information in this Audit Committee report shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act of 1933, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates these paragraphs by reference.

                                    Joseph J. Pietropaolo, Chairman
                                    George C. Platt
                                    Grant A. Dove

COMPENSATION OF DIRECTORS

      All directors who are not employees of the Company receive a fee of $1,000 per month for serving as a director of the Company. The Company also reimburses all directors for travel, lodging and related expenses incurred in attending Board and committee meetings. Directors who are not employees of the Company also receive a fee of $1,000 for each Board or committee meeting attended in person, and $500 for each Board meeting attended by phone conference. In addition, under the 1999 Stock Option Plan, each nominee for director who is presently serving as a non-employee director and who is elected as a director at the annual meeting automatically will be granted a stock option to purchase 6,000 shares of Common Stock, which option can be exercised commencing on the date of the next annual meeting of shareholders. Each nominee for director who is not an employee of the Company and who is elected as a director of the Company for the first time at an annual meeting automatically will be granted an option to purchase 18,000 shares of Common Stock, which option can be exercised commencing on the date of the next annual meeting of shareholders. Mr. Reily is the only nominee for director who has not previously served as a director of the Company. Pursuant to the 1999 Stock Option Plan, on June 27, 2001 each of Messrs. Pietropaolo, Brannan, Dove and Platt was granted an option to purchase 6,000 shares of Common Stock at an exercise price based on the market price on that date, $10.93 per share, which options can be exercised commencing on the date of the 2002 annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

      The Board of Directors has established committees which deal with certain specific areas of the Board's responsibility. These committees include the Audit Committee, Compensation Committee, Executive Committee and Nominating Committee.

      The Audit Committee, which held [six] meetings during fiscal 2002, has the primary responsibility to ensure the integrity of the financial information reported by the Company. Its functions include: (a) making recommendations on the selection of independent auditors; (b) reviewing the scope of the annual audit to be performed by the independent auditors prior to commencement of the audit; (c) reviewing the results of those audits; (d) reviewing the organization and scope of the Company's internal system of audit and financial controls; (e) meeting periodically with management and the independent public accountants to review financial, accounting and internal control matters; and (f) meeting periodically with the independent public accountants to discuss the results of their audit work and their opinions as to the adequacy of internal accounting controls and the quality of financial reporting. Its current members are Joseph
J. Pietropaolo, Chairman, George C. Platt, and Grant A. Dove.

      The Compensation Committee, which held [eight] meetings during fiscal 2002, has the authority to determine and approve all the terms of the employment, compensation and benefits payable to officers of the Company, including those officers who are also directors. The Company's management is from time to time directed by the Compensation Committee to review certain compensation matters and make recommendations to the Compensation Committee concerning such matters. The Compensation Committee also has the authority to administer and award stock options and restricted stock under the 1999 Stock Option Plan, the 1998 Stock Option Plan and the Restricted Stock Plan. The Compensation Committee also administers the Employee Stock Purchase Plan. The Compensation Committee is composed of George C. Platt, Chairman, Joseph J. Pietropaolo, Stanley G. Brannan and Grant A. Dove.

      The Executive Committee, which did not meet during fiscal 2002, may, to the extent permitted by law, exercise the power of the Board of Directors when the Board is not in session. It also has the responsibility for reviewing long-range plans, capital expenditure programs, acquisitions and general corporate financing matters and making related recommendations to the Board of Directors. Its only current member is David W. Brandenburg, Chairman.

      The Nominating Committee, which met once during fiscal 2002, has the function to identify and propose to the full Board of Directors nominees to fill vacancies on the Board of Directors. Although the Nominating Committee has no formal policy on the subject, it will consider persons brought to its attention by officers, directors and shareholders. The names of proposed nominees should be sent to the Company at the address shown on the cover of this Proxy Statement, Attention: Nominating Committee. The current members of the Nominating Committee are Grant A. Dove, Chairman, and George C. Platt.

                PROPOSAL 2. TO APPROVE AMENDMENT TO THE COMPANY'S
                          EMPLOYEE STOCK PURCHASE PLAN

      The InterVoice-Brite, Inc. Employee Stock Purchase Plan (the "Stock Purchase Plan") was adopted by the Board of Directors as of October 14, 1993. The Stock Purchase Plan has been approved by the Company's shareholders. On June 20, 2002, the Board of Directors adopted, subject to shareholder approval, an amendment to the Stock Purchase Plan to increase from 1,000,000 to 1,500,000 the number of shares of Common Stock authorized for issuance thereunder. A copy of the Stock Purchase Plan, as amended, is attached hereto as Appendix A.

      As of June 14, 2002, the aggregate number of shares that had been issued under the Stock Purchase Plan was 809,390, and options for an additional 130,518 shares were outstanding.

      The purpose of the Stock Purchase Plan is to provide employees of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company through the regular and systematic purchase of shares of Common Stock through voluntary payroll deductions, and thus to develop a stronger incentive to work for the continued success of the Company and its subsidiaries. In fiscal 2002, 5,174 shares of Common Stock were issued to executive officers of the Company and 189,281 shares of Common Stock were issued to other employees of the Company pursuant to the Stock Purchase Plan. It is anticipated that there will be a similar level of participation in the Stock Purchase Plan in fiscal 2003. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

DESCRIPTION OF THE STOCK PURCHASE PLAN AS AMENDED BY THE PROPOSED AMENDMENT

      The following is a summary of the Stock Purchase Plan incorporating the proposed amendment and is qualified in its entirety by reference to the full text of the Stock Purchase Plan as set forth in Appendix A to this proxy statement.

      Participation in the Stock Purchase Plan is open to each eligible employee of the Company or its participating subsidiaries. The approximate number of persons eligible to participate in the plan as of June 14, 2002, was 907. Employees whose customary employment is for 20 hours or less per week or five months or less in any calendar year are not eligible to participate. A participating subsidiary is any subsidiary that is owned 50% or more by the Company or, with respect to a lower-tier subsidiary, by a subsidiary of the Company, and that has been designated by the Compensation Committee as a participating affiliate in the Stock Purchase Plan. The Company's wholly-owned subsidiaries have been designated as participating affiliates in the Stock Purchase Plan.

      Each eligible employee may elect to have payroll deductions over each "option period" of an amount which shall not exceed 10% of such employee's compensation for the option period. An option period consists of the 12-month period beginning July 1 and ending the following June 30, or beginning January 1 and ending the following December 31. At the end of each option period, the Company uses the funds accumulated in each participating employee's stock purchase account to purchase the number of whole shares of Common Stock determined by dividing (i) the aggregate payroll deduction authorized by the participant for the option period, by (ii) 85% of the Fair Market Value per share on the first day of the option period. The purchase price of a single share of Common Stock under the Stock Purchase Plan is the lower of either (i) 85% of the Fair Market Value per share on the date of grant of the option, which is the first day of the option period, or (ii) 85% of the Fair Market Value per share on the date on which the option is exercised, which is the last day of the option period. The term "Fair Market Value" is defined as the closing price on the date in question of a share of Common Stock on the Nasdaq National Market. No participant may purchase shares under the Stock Purchase Plan at a rate which exceeds $25,000 in Fair Market Value of shares for each calendar year. In addition, an otherwise eligible employee may not be granted an option under the Stock Purchase Plan if such employee would, immediately after grant of the option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company. Stock certificates representing such purchased shares are issued to the participating employees as soon as practicable after the end of each option period; provided, however, that the obligation of the Company to deliver such Common Stock may be postponed for such period of time as may be necessary to register or qualify the purchase of the shares under the Securities Act of 1933 or any applicable foreign or state securities law. No fractional shares are issued upon exercise of an option. Any balance remaining in a participant's stock purchase account following exercise of an option is returned to the participant. The cash proceeds received by the Company upon exercise of an option constitute general funds of the Company. An option granted under the Stock Purchase Plan is not transferable by the participant and is exercisable only by the participant. A participant may withdraw from the Stock Purchase Plan at any time by written notice to the Company. Upon withdrawal, the balance in the participant's stock purchase account is returned to the participant.

      The Compensation Committee, composed of three or more members of the Board of Directors of the Company, who are not employees of the Company, is responsible for administration of the Stock Purchase Plan. Fees and expenses incurred in connection with the administration of the Stock Purchase Plan are paid by the Company.

      The Board of Directors may amend or terminate the Stock Purchase Plan at any time without shareholder approval; provided, however, that shareholder approval is required for any amendment that would (i) increase the total number of shares of Common Stock issuable under the Stock Purchase Plan (other than pursuant to certain provisions of the Stock Purchase Plan relating to stock splits, stock dividends, mergers and other changes in the Common Stock), (ii) modify the criteria for determining the employees or class of employees eligible to participate or (iii) materially increase benefits accruing under the Stock Purchase Plan to participants who are subject to Section 16 of the Securities Exchange Act of 1934. No termination or amendment of the Stock Purchase Plan will adversely affect the rights of a participant under an option outstanding at the time of such termination or amendment, except with the consent of such participant.

FEDERAL INCOME TAX CONSEQUENCES

      The following summary relates to U.S. Federal income tax consequences only and applies to United States citizens and foreign persons who are United States residents. In addition to the income tax consequences described below, the acquisition, ownership or disposition of an option or shares acquired upon the exercise of an option under the Stock Purchase Plan may have tax consequences under U.S. Federal estate tax laws and various state laws that may be applicable to certain participants in the Stock Purchase Plan.

      The Stock Purchase Plan is designed to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). Amounts deducted from the income of a participating employee under the Stock Purchase Plan will be included in such employee's income for the year in which such amounts would otherwise have been paid to the employee, and will be deductible by the Company. The employee will not recognize additional taxable income either (i) at the time options are granted pursuant to the Stock Purchase Plan or (ii) at the time options are exercised under the Stock Purchase Plan, and no further deduction is allowed to the Company at either time. The employee's basis in shares purchased under the Stock Purchase Plan will equal the amount paid for such shares.

      An employee who purchases shares pursuant to an option under the Stock Purchase Plan and disposes of such shares more than two years after the option is granted and more than one year after the option is exercised, or who dies at any time while holding the shares, will recognize ordinary income at the time of disposition or death in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the shares at the time of the disposition or death over the amount paid for the shares, or (ii) 15% of the fair market value of the shares at the time the option was granted. The Company will not be entitled to a deduction in respect of any amount of ordinary income so recognized by the employee. The employee's basis in the shares disposed of will be increased by the amount of ordinary income recognized. Any further gain recognized on the disposition will be taxed as long-term capital gain. Long-term capital gain of an individual is subject to a maximum rate of 20%. If the fair market value of shares purchased under the Stock Purchase Plan is less on the date of disposition or death than the amount paid for the shares, no amount will be included in the employee's gross income as ordinary income, and the full amount of any loss (assuming the shares are sold in an arm's length transaction) will be a long-term capital loss.

      An employee who purchases shares pursuant to an option under the Stock Purchase Plan and disposes of such shares less than two years after the option is granted or less than one year after the option is exercised will recognize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise of the option over the amount paid for such shares or, if less, the gain on disposition. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the employee. Any additional gain recognized by the employee on the disposition will be short-term or long-term capital gain, depending on the employee's holding period for the shares transferred. If the employee's basis in the shares purchased under the Stock Purchase Plan is greater than the amount received for the shares, the excess of the basis over the amount received will be short-term or long-term capital loss (assuming the shares are sold in an arm's length transaction), depending on the employee's holding period for the shares.

      The Stock Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

  PROPOSAL 3. TO APPROVE THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE CONVERTIBLE NOTES, IN LIEU OF CASH PAYMENTS ON THE CONVERTIBLE NOTES,
     AND UPON THE EXERCISE OF THE WARRANTS TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE NASDAQ NATIONAL MARKET.

      On May 30, 2002, the Company issued in a private placement $10.0 million of notes initially convertible by the holders into 1,617,077 shares of Common Stock and warrants initially exercisable for 621,304 shares of common stock. In addition, under the terms of the convertible notes, the Company may make certain payments of principal and interest through the issuance of Common Stock in partial conversion of the notes. The issuance of shares of Common Stock upon the conversion of or in lieu of cash payments on the convertible notes and upon the exercise of the warrants under certain circumstances, including prior shareholder approval, could equal 20% or more of the Company's Common Stock outstanding prior to the private placement.

      The Company is subject to the NASD Marketplace Rules because its Common Stock is listed on the Nasdaq National Market. Those rules require shareholder approval for any issuance of stock at a price below the book or market price, where the amount of stock being issued is at least 20% of the outstanding common stock. Because of this rule and a related contractual commitment by the Company to the purchasers of the convertible notes and warrants, the Company is seeking approval to issue Common Stock upon the conversion of or in lieu of cash payments on the convertible notes and the exercise of the warrants to the extent such issuance equals or exceeds 20% of the Company's outstanding Common Stock before the issuance of the convertible notes and warrants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON CONVERSION OF THE COMPANY'S OUTSTANDING CONVERTIBLE NOTES, IN LIEU OF CASH PAYMENTS ON THE CONVERTIBLE NOTES, AND UPON THE EXERCISE OF THE WARRANTS TO THE EXTENT SUCH ISSUANCE WOULD REQUIRE SHAREHOLDER APPROVAL UNDER THE RULES OF THE NASDAQ NATIONAL MARKET. Set forth below is certain information with respect to the issuance of the convertible notes and the warrants.

REASON FOR ISSUANCE OF CONVERTIBLE NOTES AND WARRANTS

      The Company issued the convertible notes and warrants in May 2002 as part of an overall financing transaction that consisted of the private placement of $10.0 million in convertible notes and the accompanying warrants; a three-year $14.0 million mortgage loan on the Company's headquarters in Dallas, Texas; the sale of the Company's facility in Wichita, Kansas for approximately $2.0 million; and the repayment of approximately $26.0 million under the Company's senior credit facility. The financing transactions were required, in part, because from February 28, 2002 through May 30, 2002 the Company had been operating under a temporary waiver of one of four financial covenants required by its credit facility. The waiver related to the fixed charge coverage ratio covenant. In connection with the Company's repayment of indebtedness under the credit facility, the lenders agreed to waive the Company's breach of the fixed charge coverage ratio covenant and agreed to provide the Company with a revolving credit line of up to $12.0 million. The amount that the Company may borrow under the revolving credit line at any point in time will be determined by a borrowing base based on its U.S. accounts receivable plus its U.S. raw materials inventory. The credit facility is cross-defaulted with the convertible notes, so that a default or the occurrence of certain other events under the convertible notes will be a default under the credit facility. On June 19, 2002, the Company repaid the approximately $4.0 million of then outstanding indebtedness under its revolving credit facility.

PRINCIPAL TERMS OF CONVERTIBLE NOTES AND WARRANTS

      The $10.0 million in principal amount of convertible notes were issued on May 30, 2002. They have a term of 13 months and bear interest at the rate of 6% per year. The Company's obligation to pay principal and interest under the convertible notes begins September 1, 2002 and ends June 30, 2003. The Company may meet its payment obligations under the convertible notes in either cash or Common Stock through mandatory conversions, provided certain conditions are met. The Company also has the right under specified circumstances to make voluntary prepayments of any portion or all of the outstanding principal under the convertible notes. The note holders have the right at any time to convert the convertible notes into shares of Common Stock of the Company at an initial conversion price of $6.184, which was 200% of the volume weighted average price of the Common Stock at May 30, 2002. The convertible notes, excluding accrued interest, are initially convertible into 1,617,077 shares of Common Stock. This number of conversion shares is subject to adjustment from time to time upon the occurrence of certain events described in the convertible notes. The terms of the convertible notes prohibit the conversion of any principal in excess of that amount of principal which, after giving effect to such conversion, would cause a note holder and its affiliates to beneficially own more than 4.99% of the outstanding Common Stock of the Company.

      The warrants were also issued on May 30, 2002. They may be exercised for a term of three years. The number of shares of Common Stock of the Company initially issuable upon exercise of the warrants is 621,304 shares at an initial per share exercise price of $4.0238. Both the number of warrant shares and the exercise price are subject to adjustment from time to time upon the occurrence of certain events described in the warrants.

      In connection with the issuance of the convertible notes and the warrants, the Company also entered into a registration rights agreement under which it is required to register 150% of the number of shares of Common Stock issuable upon conversion of the convertible notes, at an assumed conversion price approximately equal to the market price of the Common Stock, and all of the Common Stock issuable upon exercise of the warrants, pursuant to applicable securities laws.

WHY THE COMPANY NEEDS SHAREHOLDER APPROVAL

      In accordance with Rule 4350 of the Nasdaq Marketplace Rules, which requires shareholder approval for the issuance of common stock (or securities convertible into, or exercisable for, common stock) at a price below the book or market price representing 20% or more of an issuer's common stock or voting power outstanding before such issuance, and under the terms of the agreement pursuant to which the Company sold the convertible notes and the warrants, the Company is soliciting shareholder approval of the issuance of shares of Common Stock upon conversion of, or in lieu of cash payments on, the convertible notes and exercise of the warrants, to the extent such issuance equals or exceeds 20% of the Company's outstanding Common Stock before such issuance. If the Company obtains shareholder approval, there is no limit over time on the number of shares that could be issued upon conversion of, or in lieu of cash payments on, the convertible notes and exercise of the warrants, and such issuance of shares of Common Stock will no longer be subject to shareholder approval under Nasdaq Rule 4350. If the Company does not obtain shareholder approval, the Company will not be obligated to issue any shares representing 20% or more of the outstanding Common Stock prior to the issuance of the convertible notes and warrants due to restrictions relating to Nasdaq Rule 4350. The holders would, however, have the right under such circumstances to require the Company to redeem in cash the portion of the remaining balance of the convertible notes and the portion of the warrants with respect to which shares cannot be issued, but there is no assurance that the Company would have sufficient cash at such time to effect the redemption. If the shareholders do not approve this proposal, and the Company does not have sufficient cash at such time to effect a redemption, the Company will default on its obligations under the convertible notes and warrants.

PROVISIONS OF THE CONVERTIBLE NOTES AND WARRANTS THAT COULD RESULT IN THE ISSUANCE OF SHARES

      Both the convertible notes and the warrants contain a number of provisions that could require or result in the issuance of, respectively, more than 1,617,077 shares of Common Stock into which the notes are initially convertible by the holders and the 621,304 shares of Common Stock for which the warrants, excluding accrued interest, are initially exercisable. These provisions are summarized below.

CONVERTIBLE NOTES

      CONVERSION OF CONVERTIBLE NOTES IN LIEU OF CASH PAYMENTS; ADJUSTMENTS

      The repayment of the convertible notes could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. The Company will repay the convertible notes in monthly installments of principal in the amount of $1.0 million, plus accrued interest on the applicable installments at 6% per annum, beginning September 1, 2002, and ending June 30, 2003. At the Company's option, it may make its monthly installments in cash or through a partial conversion of the convertible notes into shares of the Company's Common Stock at a conversion rate equal to the lesser of $6.184, which was 200% of the weighted average trading price for the Company's Common Stock as reported on the Nasdaq National Market on the issuance date, or 95% of the average of the weighted average trading prices of the Company's Common Stock during the time period to which the installment relates. Since the Company is not permitted to make principal payments on the convertible notes in cash if any amount is outstanding under the credit facility, and if the weighted average trading price remains low, the payment of the monthly installments through partial conversion of the convertible notes could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. On June 19, 2002, the Company repaid the approximately $4.0 million of indebtedness then outstanding under its revolving credit facility. By paying off all remaining loans under the revolving credit facility, the Company has satisfied such covenant in the credit facility which prevents the Company from making cash payments on the convertible notes while there are outstanding borrowings under the facility. Accordingly, and for so long as no new borrowings are outstanding under the credit facility, the Company may pay installments on the convertible notes in cash instead of Common Stock.

      Certain events may transpire that lower the applicable conversion price under the convertible notes or otherwise give the holders rights to additional shares of Common Stock, which could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. Any determination of the number of shares of the Company's Common Stock into which the convertible notes may be converted is subject to adjustment in the event of certain future issuances of securities or derivative securities, stock dividends, stock splits, stock combinations and other similar transactions. Any adjustments that lower the applicable conversion price could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. The convertible notes give the holders the right to any additional rights, including those obtained through the consolidation, merger or sale of assets of the Company or a similar transaction, that are granted, issued or sold to the Company's shareholders as if the holders had held the number of shares of Common Stock acquirable upon the complete conversion of the convertible notes at the time such rights become available to the shareholders. The convertible notes also give the holders the right to any dividends or distributions that are made to the Company's shareholders as if the holders had held the number of shares of Common Stock acquirable upon the complete conversion of the convertible notes at the time such rights become available to the shareholders. These additional rights could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's total outstanding Common Stock prior to the private placement.

      CONVERSION OF CONVERTIBLE NOTES AT THE OPTION OF THE HOLDER

      The $10.0 million in convertible notes the Company issued in May 2002 are convertible at the option of the holder, in whole or in part, at any time prior to their maturity in June 2003 at the initial conversion price of $6.184, which was 200% of the weighted average trading price for the Company's Common Stock as reported on the Nasdaq National Market on the issuance date. Any determination of the number of shares of the Company's Common Stock into which the convertible notes may be converted is subject, however, to adjustment in the event of certain future issuances of securities or derivative securities, stock dividends, stock splits, stock combinations and other similar transactions. Any adjustments that lower the applicable conversion price could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. If the Company does not timely effect a conversion of the convertible notes, it will be subject to cash penalties, additional adjustments to the applicable conversion price and other penalties described in the convertible notes. Moreover, in such case, the holders of the convertible notes may require the Company to redeem all of the outstanding principal amount of the convertible notes at that time (as discussed below), which could ultimately result in a further adjustment to the applicable conversion price.

      REDEMPTION AND DEFAULT PROVISIONS IN THE CONVERTIBLE NOTES

      Certain events, referred to as "Triggering Events," could result in an adjustment that lowers the applicable conversion price and the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. Upon the occurrence of a Triggering Event, the holders of the convertible notes may cause the Company to redeem the convertible notes in cash. Circumstances under which the holders may redeem the convertible notes include: the Company's failure to obtain and/or maintain the effectiveness of the registration statement covering the resale of the Common Stock underlying the convertible notes and the warrants, the suspension from trading of the Company's Common Stock or the failure of such stock to be listed for a period of five consecutive trading days or for more than 10 trading days in any 365-day period, the Company's failure to timely deliver shares of Common Stock, material breaches by the Company under the applicable securities purchase agreement, the convertible notes, the warrants, the registration rights agreement or any other agreement entered into in connection with the transactions contemplated by such agreements, and the Company's failure to make its monthly installments as provided in the convertible notes.

      However, if the Company does not have sufficient cash to effect a redemption as a result of a Triggering Event, the holders are entitled to void their redemption notices and receive a reset of their applicable conversion price to the lesser of 200% of the weighted average trading price for the Company's Common Stock as reported on the Nasdaq National Market on the date of the private placement, subject to adjustment, or the lowest weighted average price of the Company's Common Stock during the period beginning on the date on which the notice of redemption is delivered to the Company and ending on the date the holder delivers notice to the Company of its intent to void the redemption notice. This reset to a lower applicable conversion price could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement, assuming prior shareholder approval.

      The occurrence of an event of default under the convertible notes could also result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. If an event of default occurs, the holders of the convertible notes may declare the convertible notes, including all amounts due thereunder, to be due and payable immediately. Such amount shall bear interest at the rate of 2.0% per month until paid in full. If the Company does not timely pay the amounts due, the holders of the convertible notes may void the acceleration and the conversion price shall be adjusted to the lesser of 200% of the weighted average trading price for the Company's Common Stock as reported on the Nasdaq National Market on the date of the private placement, subject to adjustment, or the lowest weighted average price of the Company's Common Stock during the period beginning on the date on which the convertible notes became accelerated and ending on the date on which the holders of the convertible notes notify the Company of their intent to void the acceleration. This reset to a lower applicable conversion price could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement, assuming prior shareholder approval. The events of default include any failure to pay any principal amount of the convertible notes when due, failure to comply with any material provision of the convertible notes, some payment defaults of the Company's other indebtedness, initiation of bankruptcy proceedings by or against the Company and the Company's failure to timely file any report with the SEC under the Securities Exchange Act of 1934.

WARRANTS

      In connection with the sale of the convertible notes, the Company issued warrants to the purchasers of the convertible notes. The warrants give the holders the right to purchase from the Company, for a period of three years, an aggregate of 621,304 shares of the Company's Common Stock for $4.0238 per share as of the date of issuance. Certain events may transpire that lower the applicable exercise price under the warrants, increase the number of warrants or otherwise give the holders rights to additional shares of Common Stock, which could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. Both the number of warrants and the exercise price of the warrants are subject to anti-dilution adjustments in the event of certain future issuances of securities or derivative securities, stock dividends, stock splits, stock combinations and any other similar transactions. Any adjustments that increase the number of warrants or lower the exercise price could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement. The warrants also give the holders the right to any additional rights, including those obtained through the consolidation, merger or sale of assets of the Company or a similar transaction, that are granted, issued or sold to the Company's shareholders as if the holders had held the number of shares of Common Stock acquirable upon the complete exercise of the warrants at the time such rights become available to the shareholders. These additional rights could result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's total outstanding Common Stock prior to the private placement, assuming prior shareholder approval.

POTENTIAL DILUTION AND MARKET CONSEQUENCES

      The issuance of shares of Common Stock pursuant to the convertible notes and warrants could substantially dilute the interests of the Company's other shareholders. The $10.0 million in convertible notes the Company issued in May 2002 are convertible by the holders into Common Stock at any time prior to their maturity in June 2003 at an initial conversion price of $6.184, which was 200% of the weighted average price of the Company's Common Stock as reported on the Nasdaq National Market on the date of issuance, subject to adjustments in the event of certain future issuances of securities or derivative securities, stock splits, stock dividends, stock combinations and other similar transactions. Moreover, the conversion price of the convertible notes could be lowered, perhaps substantially, in a variety of circumstances, including: the Company's issuance of Common Stock below the convertible notes' conversion price, either directly or in connection with the issuance of most securities that are convertible into, or exercisable for, shares of its Common Stock, the Company's failure to comply with specific registration and listing obligations applicable to the Common Stock into which the convertible notes are convertible, and the Company's breaching other obligations to the holders of the convertible notes.

      Correspondingly, the Company issued to the holders of convertible notes in May 2002 three-year warrants entitling the warrant holders to purchase an aggregate of 621,304 shares of its Common Stock at an exercise price of $4.0238 per share. Both the number of warrants and the exercise price are subject to adjustments that could make them further dilutive to the Company's other shareholders. Neither the convertible notes nor the warrants establish a "floor" that would limit reductions in the conversion price of the convertible notes or the exercise price of the warrants that may occur under certain circumstances. Correspondingly, there is no "ceiling" on the number of warrants that may be issuable under certain circumstances under the anti-dilution adjustments in the warrants.

      In addition, the Company's revolving credit facility prohibits it from paying any installments on the convertible notes in cash at any time the Company has indebtedness outstanding under its credit facility. Under such circumstances the Company would effectively be required to pay installments on the convertible notes through a partial conversion of the convertible notes into shares of its Common Stock. The conversion price, subject to certain anti-dilution adjustments, would be the lower of $6.184, which was 200% of the weighted average trading price for the Company's Common Stock as reported on the Nasdaq National Market on the issuance date, or 95% of the average of the weighted average trading prices of the Company's Common Stock during the time period to which the installment relates. Since the Company's inability to pay installments in cash would most likely occur when it is experiencing unsatisfactory operating results and lower trading prices for its Common Stock, the number of shares required to pay an installment in a partial conversion of the convertible notes could increase significantly, with the resultant dilution further depressing the Company's stock price.

      To the extent the holders convert the convertible notes or exercise the warrants and then sell the shares of the Company's Common Stock they receive upon conversion or exercise, the Company's stock price could decrease due to the additional amount of shares available in the market. The subsequent sales of these shares could encourage short sales by the Company's shareholders and others, which could place further downward pressure on the Company's stock price. Moreover, the note and warrant holders, subject to certain limits, may hedge their positions in the Company's stock by shorting its stock, which could further adversely affect the stock price. The effect of these activities on the Company's stock price could increase the number of shares required to be issued upon conversion of the convertible notes, in lieu of cash payments on the convertible notes or upon exercise of the warrants.

      While the Company intends to make all payments on the convertible notes in cash, the conversion of and the payment of principal and interest in shares of Common Stock in lieu of cash on the convertible notes and the exercise of the warrants could result in substantial dilution to the interests of other holders of the Company's Common Stock. Even though no holder may convert any principal amount under its convertible notes or exercise its warrants if upon such conversion or exercise such holder, together with its affiliates, would beneficially own more than 4.99% of the Company's outstanding Common Stock following such conversion or exercise, this restriction does not prevent a holder from selling a substantial number of shares in the market. By periodically selling shares into the market, an individual holder could eventually sell more than 4.99% of the Company's Common Stock while never holding more than 4.99% at any specific time. This process could also result in the issuance of shares of Common Stock equal to or in excess of 20% of the Company's outstanding Common Stock prior to the private placement, assuming prior shareholder approval.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

      The terms of the convertible notes and warrants are complex and only briefly summarized in this proxy statement. Shareholders wishing further information concerning the rights, preferences and terms of the convertible notes and warrants are referred to the documents filed as exhibits to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 30, 2002, and its registration statement on Form S-3 filed with the SEC on June 14, 2002.

      In connection with the Company's issuance of the convertible notes and the warrants, the Company filed a registration statement on Form S-3 with the Securities and Exchange Commission on June 14, 2002. That registration statement covers the resale of the Common Stock that is issuable upon conversion of or in lieu of cash payments on the convertible notes and upon exercise of the warrants.

          PROPOSAL 4. TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
                          TO CHANGE ITS CORPORATE NAME

      On June 20, 2002, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to Article I of the Company's Articles of Incorporation to change its name to "InterVoice, Inc." If the amendment is approved, Article I of the Company's Articles of Incorporation will be amended to read in its entirety as follows:

      "The name of the corporation is InterVoice, Inc."

      The proposed amendment would restore the Company's corporate name to "InterVoice, Inc.," the name used by the Company prior to its merger with Brite Voice Systems, Inc. in 1999. The Board of Directors believes the products, services, operations and personnel of the former InterVoice and the former Brite have been fully integrated and that it is therefore appropriate to shorten the Company's name to InterVoice, Inc.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

To the Shareholders of InterVoice-Brite, Inc.:

      COMPENSATION POLICY. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, executive officers are offered compensation opportunities that are linked to the Company's business objectives and performance, individual performance and contributions to the Company's success and enhanced shareholder value. The Company's compensation programs are designed and revised from time to time to be competitive within the software and data industry and the telecommunications industry.

      The Company's executive compensation program consists primarily of (i) base salary, (ii) incentive cash bonus opportunities based upon individual and corporate performance, and (iii) long-term equity based incentives. All executive officers were eligible for and did participate in the Company's incentive cash bonus program during fiscal 2002. Only two of the Company's executive officers received stock options under the Company's equity-based incentive programs during fiscal 2002. The Company generally targets the aggregate of annual base salary, bonus opportunities and long-term equity based incentives made available to officers, who successfully perform their responsibilities, above the mid-point level for officers with similar positions in companies of comparable size in the software and data/telecommunications industries. The Compensation Committee believes that compensation opportunities above the mid-point for its comparison group are appropriate provided incentive cash bonus opportunities are a significant part of each executive officer's compensation package and such bonus opportunities are dependant upon the Company achieving important elements of its business and financial plans. As discussed below, the compensation opportunities are largely dependent upon the Company's ability to achieve its earnings and/or revenue targets.

      Generally, both cash bonus and equity-based incentive compensation opportunities for officers increased at a greater rate than their base salaries from fiscal 1996 through fiscal 2002. The Compensation Committee determined to put a greater emphasis on incentive compensation commencing with fiscal 1995 to encourage further the achievement of corporate and individual objectives. To ensure compliance with the compensation policy, the Company hired an independent consultant for fiscal 2002. In this capacity the consultant analyzed compensation paid to the five highest paid executive officers of the Company based on a survey of compensation information in proxy statements issued by a variety of software and telecommunications companies. The consultant also analyzed compensation paid to the Company's other officers based on market surveys of executive compensation, including surveys for software and data/telecommunications companies. These surveys included a separate study of companies within the SIC code for Telephone and Telegraph Apparatus used in the "Performance Graph" contained in this proxy statement.

      STOCK OWNERSHIP GUIDELINES. In April 1995, the Compensation Committee established stock ownership guidelines for key executives of the Company. These guidelines provide that executives should hold shares in varying amounts as a multiple of salary, currently ranging from a minimum of four times annual salary for the Chairman of the Board and Chief Executive Officer to one times annual salary for vice presidents who are not executive officers of the Company. The value of each executive's share holdings for purposes of the guidelines, is based on the greater of the current market price of the Company's Common Stock or the aggregate amount the executive paid for the shares.

      Although some executives are already at or above the prescribed levels, the Compensation Committee recognizes that newer employees or those recently promoted may require some period of time to achieve these levels. Therefore, the guidelines provide for a transition period of approximately five years for the suggested levels to be met. The Compensation Committee monitors each executive's progress toward achieving these guidelines when deciding on future stock option awards and other equity incentive opportunities.

      FISCAL 2002 COMPENSATION.

      BASE SALARY. The Compensation Committee annually reviews and sets base salaries for each of the Company's executive officers at levels within the range of those persons holding comparable positions at other companies in the Company's comparison group. In establishing base salaries for executive officers, the Compensation Committee reviewed the compensation surveys provided by the compensation consultant. Annual salaries, including increases to salaries, for fiscal 2002 were reviewed and approved on the basis of the individual performance of the executive, as determined through an evaluation by the officer's immediate supervisor in consultation with the Company's executive management and by the executive's tenure and level of responsibility, the Company's expected financial performance and changes in competitive pay levels. Raises to annual base salaries for officers of the Company, including executive officers, for fiscal 2002, ranged from 2% to 16.7%. Most of the officers received a raise of between 6% and 8%.

      The Company amended and restated its employment agreement with the Chairman of the Board, President and Chief Executive Officer of the Company, David W. Brandenburg, during fiscal 2002, which provided for a base salary of $350,000 for fiscal 2002. The base salary payable to Mr. Brandenburg under his new agreement increased by $50,000. Mr. Brandenburg's salary for fiscal 2002 was approximately equal to the base salary payable to the Company's former Chief Executive Officer, Daniel D. Hammond, during fiscal 2000. The Compensation Committee supports this salary level, which was less than the median base salary for chief executive officers in the Company's comparison group. See "Agreements with Executive Officers" for a discussion of the employment agreements with Mr. Brandenburg and the Company's Chief Financial Officer and Secretary, Rob-Roy J. Graham.

      ANNUAL INCENTIVES. The Company has a bonus program that provides for the payment of periodic cash bonuses to executive officers contingent upon the achievement of certain earnings targets, revenue targets and/or other individual and corporate performance targets. The program is intended to reward the accomplishment of corporate objectives, reflect the Company's priority on maintaining growth and stability of earnings, and to provide a fully competitive compensation package which will attract, reward and retain quality individuals. Targets and objectives vary for the specific officers involved. For example, bonus opportunities for the Chairman of the Board, President and Chief Executive Officer, and the Chief Financial Officer and Secretary, were based on formulas designed to compensate such officers for any increases to revenues and earnings per share achieved for fiscal 2002. These officers are responsible for making and implementing strategic decisions concerning how the Company plans to achieve its long-term goals for growth and stability of earnings and revenues. The Compensation Committee believes that the amount of growth in the Company's annual earnings per share and revenues should continue to serve as a basis for a significant component of the total compensation for these officers.

      The other officers were eligible to receive annual incentive bonuses and in some cases quarterly incentive bonuses for fiscal 2002 established in connection with their annual performance reviews, based upon the attainment of one or more associated individual and/or corporate performance goals. The performance goals for these other officers were based on factors such as sales volume, receipt of purchase orders and expense containment. A significant amount of the annual bonuses for several of the executive officers was contingent upon the Company attaining a targeted annual sales objective determined by the Compensation Committee. The Company did not achieve its annual sales objective for fiscal 2002. Because of the Company's disappointing results from operations for fiscal 2002, the Company's officers generally received smaller cash bonuses than in prior years, and certain officers did not earn any bonus. The aggregate of quarterly and annual bonuses paid to executive officers for fiscal 2002 ranged from approximately 0% to 20% of base salary.

      Pursuant to his employment agreement, the bonus opportunity for fiscal 2002 for the Chairman of the Board, President and Chief Executive Officer would reward Mr. Brandenburg for increases to the Company's revenues and earnings per share. The Compensation Committee amended the bonus provisions for fiscal 2002 in the employment agreement to reflect the Company's business and financial plans for the fiscal year. Mr. Brandenburg did not receive a bonus for fiscal 2002 because the Company did not achieve the minimum revenues or earnings per share required for bonus payments under his employment agreement. The employment agreement with Mr. Brandenburg also permitted payment of an additional discretionary bonus if the Compensation Committee determined that such a bonus was appropriate. No such discretionary bonus was paid to Mr. Brandenburg for fiscal 2002.

      Mr. Graham, the Company's Chief Financial Officer and Secretary, has an employment agreement similar to Mr. Brandenburg's agreement, with similar provisions governing his bonus. Mr. Graham also did not receive a bonus for fiscal 2002.

      LONG-TERM EQUITY-BASED INCENTIVES. Long-term equity based incentive awards strengthen the ability of the Company to attract, motivate and retain executives of superior capability and more closely align the interests of management with those of shareholders. The Compensation Committee believes that such equity based compensation provides executives with a continuing stake in the long term success of the Company, and will assist them to achieve the share ownership targeted under the stock ownership guidelines discussed above. Long-term awards granted in fiscal 2002 consisted of nonqualified stock options granted under the Company's 1999 Stock Option Plan. Unlike cash, the value of a stock option will not be immediately realized and does not result in a current expense to the Company.

      The stock options are granted at the market price on the date of grant and will only have value if the Company's stock price increases, resulting in a commensurate benefit to the Company's shareholders. Generally, grants vest in equal amounts over a three-year to four-year period. Executives generally must be employed by the Company at the time of vesting in order to exercise the options.

      The Compensation Committee, in consultation with the Company's executive management, determines from time to time the executive officers who shall receive options or shares of restricted stock under the Company's employee stock option plans and restricted stock plan, the timing of such awards, the number of shares of Common Stock to be subject to each award and the other terms of each award. Annual stock option awards are made in light of a compensation review and recommendations prepared by a compensation consultant comparing stock option awards to officers by the Company to awards made by companies in the Telephone and Telegraph Apparatus industry whose description of business and revenues most closely approximated those of the Company. These companies are included in the Company's peer group index set forth in the section entitled "Stock Performance Graph". Grants to individual executive officers by the Compensation Committee are based on their annual performance evaluations, relative salary levels, the number of shares under options previously granted, and their potential contribution to the long-term performance of the Company. The emphasis placed on equity-based incentive opportunities was also considered by the Compensation Committee in determining stock option awards.

      The Compensation Committee did not make its normal annual grant of stock options to key employees during fiscal 2002. The Compensation Committee decided not to make an annual grant because it had granted stock options for more shares than usual during the previous fiscal year, fiscal 2001, in an effort to retain its most talented employees. The only executive officers who received stock options during fiscal 2002 were the Presidents of the Enterprise Solutions and Network Solutions Divisions. The Compensation Committee decided the Division Presidents should have a larger equity stake in the Company because their future performance is critical to the long-term success of the Company. Stock options were not granted to the Company's Chief Executive Officer during fiscal 2002.

      The Compensation Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. As performance goals are met or exceeded, resulting in an increased value to shareholders, executives are rewarded commensurately. The Compensation Committee believes that compensation levels during fiscal 2002 adequately reflect the Company's compensation goals and policies.

June 20, 2002

         COMPENSATION COMMITTEE OF
         THE BOARD OF DIRECTORS

         George C. Platt, Chairman
         Joseph J. Pietropaolo
         Stanley G. Brannan
         Grant A. Dove

                           SUMMARY COMPENSATION TABLE

      The following table sets forth certain summary information concerning the compensation paid or awarded to the Chief Executive Officer and the other four most highly compensated executive officers of the Company in fiscal 2002 (the "Named Officers") for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended February 28, 2002, February 28, 2001, and February 29, 2000.

                                                                         LONG TERM COMPENSATION      ALL OTHER
                                                                                 AWARDS             COMPENSATION
                                                                        ------------------------    ------------
                                                                                                     ALL OTHER
                                                ANNUAL COMPENSATION     RESTRICTED    SECURITIES       CASH
                                   FISCAL       --------------------       STOCK      UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION         YEAR        SALARY(1)      BONUS     ISSUANCES     OPTIONS       SATION(2)
---------------------------        ------       ---------      -----    ----------    ----------    -----------
David W. Brandenburg
Chairman of the Board, President   2002         $350,486           --          --             --       $5,948
and Chief Executive Officer(3)     2001          205,979           --          --        500,000        4,086
                                   2000               --           --          --             --           --

Rob-Roy J. Graham
Chief Financial Officer            2002         $255,861           --          --             --       $6,467
Secretary                          2001          215,926     $100,000          --        100,000        5,867
Controller(4)                      2000          196,708      245,333    $631,542         40,000        5,668

Ray S. Naeini
President and General              2002         $264,486           --          --         50,000       $6,689
Manager Network Solutions          2001          225,504     $154,955          --        100,000        6,337
Division(5)                        2000          147,949      180,000          --        100,000        2,956

Robert Ritchey
President and General              2002         $241,236      $24,075          --         50,000       $8,680
Manager Enterprise Solutions       2001           56,250       28,125                    100,000          390
Division(6)                        2000               --           --          --             --           --

Dean C. Howell
Vice President and                 2002         $195,246      $38,952          --             --       $5,047
General Counsel(7)                 2001          173,837       67,400          --         50,000        5,012
                                   2000          160,441       48,000          --         15,000        4,981

(1) Includes amounts deferred at the Named Officer's election pursuant to the Company's 401(k) Employee Savings Plan.

(2) Represents Company contributions on behalf of the Named Officers under the Company's 401(k) Employee Savings Plan and amounts includable in compensation for Company-paid group term life insurance.

(3) Mr. Brandenburg became employed by the Company during June 2000. All other cash compensation for Mr. Brandenburg includes $2,594 for contributions under the Company's 401(k) Employee Savings Plan and $3,354 for Company-paid group term life insurance in fiscal year 2002; and $2,312 for contributions under the Company's 401(k) Employee Savings Plan and $1,774 for Company-paid group term life insurance in fiscal year 2001.

(4) Mr. Graham was issued 9,228 restricted shares of Common Stock on each of February 10 and February 28, 2000. All restrictions on the restricted shares issued to Mr. Graham on February 10 and February 28, 2000 lapsed during February 2002. The value of restricted shares is based on the closing price of the Company's Common Stock on the Nasdaq National Market on February 28, 2000. At February 28, 2002, the aggregate restricted share holdings in shares (and dollars) issued in fiscal 2000 was 18,456 ($93,018) for Mr. Graham, based on the closing price of the Company's Common Stock on that date. The restricted shares disclosed in this table will earn dividends when, as, and if dividends are declared on the Common Stock by the Board of Directors. All other cash compensation for Mr. Graham includes $5,564 for contributions under the Company's 401(k) Employee Savings Plan and $903 for Company-paid group term life insurance in fiscal year 2002; $5,190 for contributions under the Company's 401(k) Employee Savings Plan and $677 for Company-paid group term life insurance in fiscal year 2001; and $4,836 for contributions under the Company's 401(k) Employee Savings Plan and $832 for Company-paid group term life insurance in fiscal year 2000.

(5) All other cash compensation for Mr. Naeini includes $5,370 for contributions under the Company's 401(k) Employee Savings Plan and $1,319 for Company-paid group term life insurance in fiscal year 2002; $5,561 for contributions under the Company's 401(k) Employee Savings Plan and $776 for Company-paid group term life insurance in fiscal year 2001; and $1,925 for contributions under the Company's 401(k) Employee Savings Plan and $1,031 for Company-paid group term life insurance in fiscal year 2000.

(6) Mr. Ritchey became employed by the Company during December 2000. All other cash compensation for Mr. Ritchey includes $6,454 for contributions under the Company's 401(k) Employee Savings Plan and $2,226 for Company-paid group term life insurance in fiscal year 2002; and $390 for Company-paid group term life insurance in fiscal year 2001.

(7) All other cash compensation for Mr. Howell includes $4,606 for contributions under the Company's 401(k) Employee Savings Plan and $441 for Company-paid group term life insurance in fiscal year 2002; $4,656 for contributions under the Company's 401(k) Employee Savings Plan and $356 for Company-paid group term life insurance in fiscal year 2001; and $4,594 for contributions under the Company's 401(k) Employee Savings Plan and $387 for Company-paid group term life insurance in fiscal year 2000.

                        OPTION GRANTS IN FISCAL YEAR 2002

      The following table sets forth certain information with respect to grants of stock options to the Named Officers during fiscal 2002 pursuant to the Company's 1999 Stock Option Plan.



                                                                              POTENTIAL REALIZABLE VALUE AT
                                                                           ASSUMED ANNUAL RATES OF STOCK PRICE
                                          INDIVIDUAL GRANTS                  APPRECIATION FOR OPTION TERM(2)
                              ----------------------------------------   --------------------------------------
                                               % OF TOTAL
                                 NUMBER OF       OPTIONS
                                SECURITIES     GRANTED TO
                                UNDERLYING      EMPLOYEES     EXERCISE
                                  OPTIONS       IN FISCAL      PRICE     EXPIRATION
  NAME                          GRANTED(1)        2002         (/SH)        DATE             5%          10%
  ----                        ------------     -----------    --------   ----------      ---------   ----------
David W. Brandenburg
Rob-Roy J. Graham
Ray S. Naeini                      50,000        19.3%        $12.77      8/10/11         $401,500   $1,017,500
Robert Ritchey                     50,000        19.3%        $11.99      5/11/11         $377,000   $  955,500
Dean C. Howell

(1) All options were granted at fair market value (the average of the high and low trading prices of the Common Stock on the Nasdaq National Market) on the date of grant and expire ten years from the date of grant. The options become exercisable in three equal amounts on the first three annual anniversaries of the date of grant.

(2) The assumed 5% and 10% rates of stock price appreciation are specified by the proxy rules and do not reflect expected appreciation. The amounts shown represent the assumed value of the stock options (less exercise price) at the end of the ten-year period beginning on the date of grant and ending on the option expiration date. For a ten-year period beginning February 28, 2002, based on the closing price on the Nasdaq National Market of the Common Stock of $5.04 on such date, a share of the Common Stock would have a value on February 28, 2012 of approximately $8.21 at an assumed appreciation rate of 5% and approximately $13.07 at an assumed appreciation rate of 10%.

       AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR-END
                                 OPTION VALUES

      The following table provides information concerning option exercises in fiscal 2002 and the value of unexercised options held by each of the Named Officers at the end of fiscal 2002.


                                                                         NUMBER OF
                                                                        SECURITIES                 VALUE OF
                                                                        UNDERLYING               UNEXERCISED
                                                                        UNEXERCISED              IN-THE-MONEY
                                                                        OPTIONS AT                OPTIONS AT
                                                                      FISCAL YEAR END(#)      FISCAL YEAR END($)(1)
                                                                      ------------------      ---------------------
                            SHARES ACQUIRED                              EXERCISABLE/              EXERCISABLE/
           NAME             ON EXERCISE(#)     VALUE REALIZED($)        UNEXERCISABLE             UNEXERCISABLE
           ----             ---------------    -----------------      ------------------       --------------------
David W. Brandenburg               0                   $0              381,000/125,000               $0/$0
Rob-Roy J. Graham                  0                   $0               264,798/80,002          $18,000/$0
Ray S. Naeini                      0                   $0               99,998/150,002               $0/$0
Robert Ritchey                     0                   $0               33,333/116,667               $0/$0
Dean C. Howell                     0                   $0                87,400/38,334           $6,179/$0

(1) Values stated are based on the closing price ($5.04) of the Company's Common Stock as reported on the Nasdaq National Market on February 28, 2002 and the exercise price of the options.

                      EQUITY COMPENSATION PLAN INFORMATION

      The Company currently maintains six compensation plans that provide for the issuance of Common Stock of the Company to officers and other employees of the Company. These plans consist of the 1990 Employee Stock Option Plan, 1999 Stock Option Plan, 1990 Non-Employee Option Plan, Employee Stock Purchase Plan and the Restricted Stock Plan, which have been approved by shareholders, and the 1998 Employee Non-Qualified Plan which has not been approved by the shareholders. The following table sets forth information regarding outstanding options and shares of Common Stock reserved for future issuance under the foregoing plans as of February 28, 2002:

                                                                                          (C)
                                                                                   Number of Shares of
                                     (A)                                           Common Stock Remaining
                             Number of Shares of              (B)                  Available for Future
                             Common Stock to Be         Weighted-Average           Issuance Under Equity
                             Issued Upon Exercise of    Exercise Price of          Compensation Plans
                             Outstanding Options,       Outstanding Options and    (Excluding Shares
Plan Category                Warrants and Rights        Rights                     Reflected in Column (A)
--------------               -----------------------    -----------------------    -----------------------
Equity compensation plans            5,061,718                    $9.39                       1,469,123(1)
approved by shareholders

Equity compensation plans              375,418                    $5.83                         121,751(2)
not approved by
shareholders

TOTAL                                5,437,136                    $9.14                       1,590,874


(1) Includes 60,092 shares of the Company Common Stock remaining available for future issuance under the Employee Stock Purchase Plan as of February 28, 2002.

(2) Consists of options that are outstanding or may be issued pursuant to the 1998 Employee Non-Qualified Plan. The material features of the 1998 Employee Non-Qualified Plan are as described in the Company's Form 10-K filed for the fiscal year ended February 28, 2002.

                       AGREEMENTS WITH EXECUTIVE OFFICERS

      EMPLOYMENT AGREEMENT WITH DAVID W. BRANDENBURG, THE COMPANY'S CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER. On June 26, 2000 the Company entered into an employment agreement with David W. Brandenburg for the period from June 26, 2000 through February 28, 2003. Effective March 1, 2002, the employment agreement was extended one year through February 28, 2004. Under the agreement, Mr. Brandenburg received an annual salary of $300,000 during fiscal 2001. His salary was increased to $350,000 for fiscal 2002. The provisions in the employment agreement governing Mr. Brandenburg's bonus opportunities for fiscal 2002 were amended as of February 28, 2001, and the provisions governing his bonus opportunities for fiscal 2003 and fiscal 2004 were amended as of March 1, 2002. Mr. Brandenburg's annual bonus opportunity under his employment agreement for fiscal 2002 was based on increases to earnings per share, and on any increase in revenues, in each case as compared to the immediately preceding fiscal year. For fiscal 2002, Mr. Brandenburg's bonus opportunity for earnings per share ranged from 22.5% of his base salary if earnings per share were between $.30 and $.36, to 75% of his base salary if earnings per share were $.58 or more. The bonus opportunity for revenues for fiscal 2002 ranged from 25% of base salary if revenues were between $230 million and $258 million to 125% for revenues of $316 million or greater. Mr. Brandenburg's annual bonus opportunity for fiscal 2003 and fiscal 2004 is based 50% on increases to earnings per share and 50% on increases to revenues, in each case as compared to the immediately preceding fiscal year. For each of earnings per share and revenues, Mr. Brandenburg's bonus opportunity ranges from 25% of his base salary for an increase of up to 9%, to 125% of his base salary for an increase of 40% or more. If earnings per share for fiscal 2002 or 2003 are less than $.15, however, then the change in earnings per share for the immediately following year will be compared to $.15.

      Based on the Company's earnings and revenue performance, Mr. Brandenburg did not earn a bonus for fiscal 2001 or 2002. See the "Summary Compensation Table" for a discussion of the bonuses and salary paid to Mr. Brandenburg for the three-year period ended February 28, 2002. In connection with the execution of Mr. Brandenburg's initial employment agreement, he was awarded stock options during fiscal 2001 covering 500,000 shares of Common Stock under the Company's 1999 Stock Option Plan and 1990 Incentive Stock Option Plan. In connection with the extension of his employment agreement through fiscal 2004, Mr. Brandenburg was granted a stock option on March 1, 2002 covering 160,000 shares of Common Stock under the Company's 1999 Stock Option Plan.

      Except as discussed below, Mr. Brandenburg's employment agreement requires that he not compete with the Company while he renders services under the agreement and for a period of 18 months thereafter. The agreement further provides that the Company can only terminate Mr. Brandenburg for cause or because he becomes disabled (as such terms are defined in the agreement). If Mr. Brandenburg is terminated for cause, the Company will have no liability for further payments to him. If Mr. Brandenburg becomes completely disabled, the Company is obligated to pay him an amount equal to his base salary in effect at the time of disability through the expiration date of the agreement. If, however, following a change of control of the Company (defined as a triggering event in the agreement), Mr. Brandenburg's employment is terminated without cause, if Mr. Brandenburg terminates his employment for good reason (as defined in the agreement), or if he terminates his employment without good reason by giving 12 months' prior notice, the Company will have to pay him a lump sum amount (the "Change in Control Amount") equal to 2.99 multiplied by an amount of salary and bonus which he would have received for the year in which he was terminated (as determined in accordance with the agreement). The agreement also provides that, if the Change in Control Amount is subject to certain federal excise taxes, the Company will "gross-up" the Change in Control Amount such that Mr. Brandenburg will receive a net amount after such taxes, equal to the Change in Control Amount that he would have received had such taxes not been imposed. In addition, following a change in control of the Company, Mr. Brandenburg can terminate his employment for any reason by giving 12 months' prior written notice. Mr. Brandenburg is released from his covenant not to compete if he is terminated by the Company without cause and without being disabled, or if he elects to terminate his employment after a default by the Company prior to a triggering event or after a triggering event for good reason. If Mr. Brandenburg's employment is terminated without cause, the Company is obligated to pay him an amount equal to the remaining compensation he would have received under the agreement (as determined in accordance with the agreement), and the options to purchase an aggregate of 660,000 shares of Common Stock that Mr. Brandenburg was granted in connection with his agreement and the extension to his agreement will become completely exercisable, to the extent that the options are not already exercisable as of such date.

      EMPLOYMENT AGREEMENT WITH ROB-ROY J. GRAHAM. Rob-Roy J. Graham, the Company's Chief Financial Officer and Secretary, entered into an employment agreement with the Company for the two-and-one-half-year term commencing on September 1, 1998. The agreement has been extended through fiscal 2003. Under the agreement, Mr. Graham received an annual salary of $255,375 during fiscal 2002. The provisions in the employment agreement governing Mr. Graham's bonus opportunities for fiscal 2002 were amended as of February 28, 2001, and the provisions governing his bonus opportunities for fiscal 2003 were amended as of March 1, 2002. Mr. Graham's annual bonus for fiscal 2002 was based on increases to revenues and earnings per share, in each case as compared to the immediately preceding fiscal year. For fiscal 2002, Mr. Graham's bonus opportunity for earnings per share ranged from 15% of his base salary if earnings per share were between $.30 and $.36, to 50% of his base salary if earnings per share were $.58 or more. The bonus opportunity for revenues for fiscal 2002 ranged from 20% of base salary if revenues were between $230 million and $258 million, to 100% of his base salary if revenues were $316 million or more. Based on the Company's earnings and revenue performance, Mr. Graham did not earn a bonus for fiscal 2002 under the above referenced bonus provisions of his agreement. The employment agreement also provides that the Company may award Mr. Graham a discretionary bonus. Mr. Graham was not awarded a discretionary bonus for fiscal 2002. Mr. Graham's annual bonus opportunity for fiscal 2003 is based 50% on increases to earnings per share and 50% on increases to revenue, in each case as compared to the immediately preceding fiscal year. For each of earnings per share and revenues, Mr. Graham's bonus opportunity for fiscal 2003 ranges from 20% of his base salary for an increase of up to 9%, to 100% of his base salary for an increase of 40% or more. Because earnings per share for fiscal 2002 were less than $.15, however, the change in earnings per share for fiscal 2003 will be compared to $.15. The agreement did not provide for Mr. Graham to receive any stock options or restricted stock in connection with the execution of his agreement. Other than the matters discussed in this paragraph, Mr. Graham's employment agreement (including the terms governing any termination of his employment with the Company before or after a change of control of the Company) are substantially the same as Mr. Brandenburg's employment agreement, which is discussed above.

      AGREEMENT WITH RAY S. NAEINI. Ray S. Naeini offered his resignation from the Company's employment to pursue other opportunities on May 6, 2002. In connection with the resignation, Mr. Naeini and the Company entered into a separation agreement pursuant to which each party released the other party from any and all claims and demands it might have had. Under the separation agreement, Mr. Naeini agreed, among other things, to refrain from making any disparaging remarks about the Company or its products, not to induce the Company's employees or customers to terminate their relationship with the Company, not to disclose the Company's confidential and proprietary information, and to cooperate with the Company in any pending or future litigation, arbitration or similar proceedings. In accordance with the separation agreement, the Company paid Mr. Naeini $264,000, and extended the exercise period for his vested stock options (covering approximately 100,000 shares) through June 5, 2003. The exercise prices for these previously vested stock options are substantially above the closing price for the Company's stock on [JULY 25, 2002]. Mr. Naeini's separation agreement further provides that he will not compete with the Company for a period of 12 months after the date of his resignation. The covenant not to compete in the separation agreement is very similar to the covenant not to compete in Mr. Brandenburg's employment agreement. In consideration for Mr. Naeini's covenant not to compete, the Company will pay him an additional amount of $264,000 in three equal installments on the first day of September, October, and November 2002.

                             STOCK PERFORMANCE GRAPH

      The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) to the Company's shareholders during the five-year period ended February 28, 2002, as well as an overall broad stock market index, the Nasdaq Market Index, and a peer group index for the Company, the index for SIC Code 3661 Telephone and Telegraph Apparatus. The stock performance graph assumes $100 was invested on March 1, 1997 in the Company's Common Stock and each such index.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                 OF COMPANY, INDUSTRY INDEX AND BROAD MARKET(1)

                              [PERFORMANCE GRAPH]

                                                                  FISCAL YEAR ENDED
                                      -------------------------------------------------------------------------------
COMPANY / INDEX / MARKET              2/28/1997      2/27/1998    2/26/1999      2/29/2000     2/28/2001    2/28/2002
------------------------              ---------      ---------    ---------      ---------     ---------    ---------
InterVoice-Brite, Inc.                   100.00          81.82       197.73         656.82        154.55        91.64
Telephone, Telegraph Apparatus           100.00         130.80       139.63         389.95        144.34        57.69
Nasdaq Market Index                      100.00         136.00       175.74         341.39        159.78       130.47

(1) Assumes $100 invested on March 1, 1997 and all dividends reinvested through February 28, 2002.

                              CERTAIN TRANSACTIONS

     For information concerning agreements between the Company and each of David
W. Brandenburg, Rob-Roy J. Graham and Ray S. Naeini, see "Agreements with Executive Officers".

                                    AUDITORS

      The Board of Directors appointed the firm of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending February 28, 2003. Ratification or other action by the Company's shareholders concerning the appointment of the independent auditors of the Company for fiscal 2003 is not required.

      During the fiscal year ended February 28, 2002, Ernst & Young LLP provided audit services to the Company consisting of examination of the financial statements of the Company. Ernst & Young LLP has advised the Company that no material relationship exists between Ernst & Young LLP or any of its partners and the Company and that it is independent from the Company in all respects. The Audit Committee of the Board of Directors has considered the non-audit services provided to the Company by Ernst & Young LLP and believes such are compatible with maintaining such firm's independence.

      Representatives of Ernst & Young LLP are expected to attend the 2002 annual meeting. These representatives will have the opportunity to make a statement at the meeting if they desire to do so and will also be available to respond to appropriate questions.

AUDIT FEES

      The aggregate fees billed by Ernst and Young LLP in connection with the audit of the Company's consolidated financial statements for the fiscal year ended February 28, 2002, and the review of quarterly financial statements included in the Company's reports on Form 10-Q, were $371,400.

ALL OTHER FEES

      The aggregate fees billed by Ernst and Young LLP for professional services, other than services related to the audit of annual financial statements or the review of quarterly financial statements, rendered in connection with the Company's fiscal year ended February 28, 2002 were $291,655. Services relating to statutory audits and accounting consultations accounted for $252,950 of the total fees for such other professional services.

                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

      If a shareholder intends to present a proposal for action at the Company's 2003 annual meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Company by February 28, 2003. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

      In addition, if a shareholder submits a proposal outside of Rule 14a-8 for the 2003 annual meeting, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of management to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company at 17811 Waterview Parkway, Dallas, Texas 75252.

      The cost of solicitation of proxies will be borne by the Company. Solicitation may be made by mail, personal interview, telephone and/or telegraph by officers and regular employees of the Company, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Company may employ the firm of Corporate Investor Communications, Inc., a proxy solicitation firm in Carlstadt, New Jersey, to solicit proxies from brokers, banks, nominees, institutional holders and individual holders for use at the meeting at a fee of approximately $[____________] plus out-of-pocket expenses. The Company will bear the reasonable expenses incurred by banks, brokerage firms and custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners.

      For a discussion of the Company's financial condition, changes in financial condition and results of operations, see Item 7 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the 2002 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of quantitative and qualitative disclosures about market risk, see Item 7A "Quantitative and Qualitative Disclosures About Market Risk" in the 2002 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For the financial statements and supplementary financial information for the Company, see Item 8 "Financial Statements and Supplementary Data" in the 2002 Annual Report on Form 10-K, which Item is incorporated herein by reference and made a part of this proxy statement. For a discussion of any changes in or disagreements with the accountants on accounting and financial disclosure, see Item 9 "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the 2002 Annual Report on Form 10-K, which Item is incorporated by reference and made a part of this proxy statement. The Company will provide, by first class mail or other equally prompt means, a copy of the information that is incorporated by reference in the proxy statement, without charge, to each person to whom a proxy statement is delivered upon written or oral request within one day of receipt of such request. Requests for such information may be directed to InterVoice-Brite, Inc., Attention:
Corporate Secretary, 17811 Waterview Parkway, Dallas, Texas 75252, telephone
(972) 454-8000.


                                               INTERVOICE-BRITE, INC.


                                               DAVID W. BRANDENBURG
                                               CHAIRMAN OF THE BOARD, PRESIDENT
                                               AND CHIEF EXECUTIVE OFFICER

Dallas, Texas
July 29, 2002

                                   APPENDIX A

                             INTERVOICE-BRITE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN*
                 As amended and restated effective June 20, 2002

      Section 1. Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by providing a method by which eligible employees may use voluntary payroll deductions to purchase shares of Common Stock at a discount, thereby affording them the opportunity to invest in the Company at a preferential price, and to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code and shall be construed accordingly.

      Section 2. Definitions. As used herein the following terms have the following meanings:

      (a) "Affiliate" means any corporation that is a subsidiary corporation of the Company within the meaning of Section 424(f) of the Code and that has been designated by the Committee as an Affiliate for purposes of the Plan.

      (b) "Board of Directors" means the Board of Directors of the Company.

      (c) "Code" means the United States Internal Revenue Code of 1986, as from time to time amended.

      (d) "Committee" means the Committee described in Section 4 hereof.

      (e) "Common Stock" means the Common Stock, no par value, of the Company.

      (f) "Company" means InterVoice-Brite, Inc.

      (g) "Compensation" for an option period means the total compensation of an employee for services rendered to the Company or any Affiliate. The Compensation of an employee who does not receive salary or wages computed in United States dollars shall be determined by converting such salary or wages into United States dollars in accordance with the Compensation Exchange Rate.

      (h) "Compensation Exchange Rate" means the New York foreign currency exchange rate as reported in The Wall Street Journal for the first business day immediately preceding the first business day of the applicable option period.

      (i) "Eligible Employee" means any employee of the Company or an Affiliate who is eligible to participate in the Plan pursuant to Section 5 hereof.

      (j) "Fair Market Value" means the closing sale price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the NASDAQ National Market System or, if the Common Stock is not traded on the NASDAQ National Market System, such national stock exchange or stock market on which the Common Stock may from time to time be traded.

      (k) "Option" means any option to purchase shares of Common Stock granted by the Committee pursuant to the provisions of the Plan.

      (l) "Participant" means an Eligible Employee who elects to participate in the Plan pursuant to Section 6 hereof.

      (m) "Plan" means this InterVoice-Brite, Inc. Employee Stock Purchase Plan.

      Section 3. Number of Shares. The aggregate number of shares of Common Stock issued pursuant to Options granted under the Plan shall not exceed a total of 1,000,000 (STRUCK THROUGH) 1,500,000 (UNDERSCORED) shares. The maximum number of shares of Common Stock available for sale under the Plan is subject to adjustment as provided in Section 14. The Common Stock to be delivered upon exercise of Options may consist of authorized but unissued shares of Common Stock or shares of Common Stock previously issued and reacquired by the Company.

      Section 4. Administration of the Plan. The Plan shall be administered by the Committee, which shall consist of three or more directors or executive officers of the Company. Each member of the Committee shall be appointed by and shall serve at the pleasure of the Board of Directors. The Board of Directors shall have the sole continuing authority to appoint members of the Committee both in substitution for members previously appointed and to fill vacancies however caused. The following provisions shall apply to the administration of the Plan by the Committee:

(a) The Committee shall designate one of its members as Chairman and shall hold meetings at such times and places as it may determine. Each member of the Committee shall be notified in writing of the time and place of any meeting of the Committee at least two days prior to such meeting, provided that such notice may be waived by a Committee member. A majority of the members of the Committee shall constitute a quorum and any action taken by a majority of the members of the Committee present at any duly called meeting at which a quorum is present (or action unanimously approved in writing) shall constitute action by the Committee.

(b) The Committee may appoint a Secretary (who need not be a member of the Committee) who shall keep minutes of its meetings. The Committee may make such rules and regulations for the conduct of its business as it may determine.

(c) The Committee shall have full authority, subject to the express provisions of the Plan to interpret the Plan, to provide, modify and rescind rules and regulations relating to it and to make all other determinations and perform such actions as the Committee deems necessary or advisable to administer the Plan.

(d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

      Section 5. Eligible Employees. Each employee of the Company or an Affiliate who is employed by the Company or an Affiliate on the date his participation in the Plan is to become effective shall be eligible to participate in the Plan; provided, however, that:

(a) An employee shall not be granted an Option if such employee would, immediately after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary corporation of the Company (within the meaning of Section 424(e) and (f) of the Code). For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under any outstanding options shall be treated as stock owned by the employee; and

(b) No employee shall be granted an Option under the Plan which would permit such employee's rights to purchase shares of stock under all employee stock purchase plans of the Company and its parent and subsidiary corporations (within the meaning of Section 424(e) and (f) of the Code) to accrue (within the meaning of Section 423 (b) (8) of the Code) at a rate which exceeds U.S. $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year during which any such option granted to such employee is outstanding at any time.

      For purposes of this Section 5, the term "employee" shall not include an employee whose customary employment is 20 hours or less per week or is for not more than five months in any calendar year.

      Section 6. Method of Participation. Each person who will be an Eligible Employee on any January 1 or July 1 may elect to participate in the Plan by executing and delivering, on or before the immediately preceding December 31 or June 30, respectively, a payroll deduction authorization as provided in this Section; provided, however, that an Eligible Employee who elects not to participate on a given January 1 or July 1 shall not be eligible to participate in the Plan until the following January 1 or July 1, respectively. Such Eligible Employee shall thereby become a Participant on such January 1 or July 1 and shall remain a Participant until such Eligible Employee's participation is Terminated as provided in Section 10 or 11 hereof.

      The payroll deduction authorization executed by a Participant shall request withholding, by means of substantially equal payroll deductions over the period during which he or she is a Participant, of an amount which shall be no more than 10% nor less than 1 % of such Participant's Compensation for a given option period. A Participant may change the withholding rate of his or her payroll deduction authorization within such limits by delivering a new payroll deduction authorization form to the Company on or before the December 31 or June 30, as the case may be, immediately preceding the option period with respect to which the change is to be effective, A Participant may not change the withholding rate of his or her payroll deduction authorization with respect to an option period at any time after the deadline set forth in the immediately preceding sentence. All amounts withheld in accordance with a Participant's payroll deduction authorization shall be credited to a withholding account for such Participant. No interest shall be payable on withholding accounts.

      Effective on and after November 30, 1999, the first day of each subsequent option period (i) shall be January 1, with respect to each Eligible Employee whose option period as of November 30, 1999, began each December 1, and (ii) shall be July 1, with respect to each Eligible Employee whose option period as of November 30, 1999, began each June 1. Each Eligible Employee who would have been eligible for the first time to elect to participate in the Plan on December 1, 1999, shall be eligible to elect to participate on January 1, 2000, provided such individual is an Eligible Employee on such date. Each Eligible Employee who would have been eligible for the first time to elect to participate in the Plan on June 1, 2000, shall be eligible to elect to participate on July 1, 2000, provided such individual is an Eligible Employee on such date.

      Section 7. Grant of Options. The Plan will be implemented in twelve-month option periods beginning on the first day of January and the first day of July and ending on the following December 31 and June 30, respectively, until the Plan is terminated. Each Participant shall be granted an Option on the first day of each option period to purchase the number of whole shares of Common Stock determined by dividing (x) the aggregate payroll deduction authorized by such Participant for the option period by (y) 85% of the Fair Market Value per share of Common Stock on the first day of the option period. Each Option shall be exercisable as provided in Section 9 on the last business day of an option period. In no event shall the number of shares with respect to which an Option is granted to a Participant for a calendar year exceed that number of shares which has an aggregate Fair Market Value (determined on the date of grant) of U.S. $25,000, and the number of shares actually purchased by a Participant in a calendar year may not exceed this number. The Company shall reduce, on a substantially proportionate basis, the number of shares of Common Stock receivable by each Participant upon exercise of an Option in the event that the total number of shares then available under the Plan is less than the total number of shares with respect to which all Participants exercise Options in such option period.

      Section 8. Option Price. The purchase price per share of Common Stock under each Option shall equal the lesser of (a) 85% of the Fair Market Value per share of Common Stock on the date of grant of the Option or (b) 85% of the Fair Market Value per share of Common Stock on the date on which the Option is exercised. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the Fair Market Value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

      Section 9. Exercise of Options. An employee who is a Participant in the Plan on the last business day of an option period shall be deemed automatically to have exercised the current installment of the Option granted to him or her for that option period. Upon such exercise, the Company shall apply the entire balance of the Participant's withholding account to the purchase of the maximum number of whole shares of Common Stock as determined under Section 7. For purposes of this Section 9, the balance in the withholding account of a Participant whose salary or wages are not computed in United States dollars shall be converted into United States dollars in accordance with the New York foreign currency exchange rate as reported in The Wall Street Journal for the last business day of the option period. Certificates representing shares of Common Stock purchased for a Participant under the Plan shall be issued and delivered to the Participant as soon as practicable after such shares are purchased; provided, however, that the obligation of the Company to deliver shares of Common Stock shall be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities Act of 1933 and any applicable foreign or state securities law.

      A Participant shall possess none of the rights or privileges of a shareholder of the Company with respect to Common Stock purchased under the Plan unless and until certificates representing such shares have been issued. No fractional shares shall be issued upon exercise of any installment of an Option. Any balance remaining in a Participant's withholding account following exercise of an installment shall be returned to the Participant. The cash proceeds received by the Company upon exercise of an Option shall constitute general funds of the Company. Any unexercised portion of an Option shall expire and become null and void as of the end of the option period in which such Option was granted.

      Section 10. Cancellation of Option and Withdrawal From the Plan. A Participant who holds an Option under the Plan may at any time prior to exercise thereof pursuant to Section 9 cancel the remaining unexercised portion of such Option by written notice delivered to the Treasurer of the Company. Upon such cancellation, the balance in the Participant's withholding account shall be returned to such Participant and he or she shall cease to be a Participant. Partial cancellations shall not be permitted.

      A Participant may terminate his payroll deduction authorization as of any date by written notice delivered to the Treasurer of the Company and shall thereby cease to be a Participant as of such date. Partial termination of a payroll deduction authorization shall not be permitted, except to the extent expressly permitted by Section 6 of this Plan. Any Participant who voluntarily terminates his or her payroll deduction authorization prior to the last business day of an option period shall be deemed to have cancelled his or her Option for such option period.

      A Participant who withdraws from the Plan pursuant to this Section 10 may re-enroll as of any subsequent January 1 or July 1 on which he or she is an Eligible Employee in accordance with the procedure set forth in Section 6 of this Plan; provided, however, that a Participant shall not be permitted to re-enroll in the Plan until a January 1 or July 1 that is at least one month after the date of his or her withdrawal.

      Section 11. Termination of Employment. Upon the termination of a Participant's employment with the Company or an Affiliate for any reason, such person shall cease to be a Participant, the Option held by such Participant under the Plan shall be deemed cancelled, the balance of such Participant's withholding account shall be returned to such Participant (or, in the event of the Participant's death, to the executor or administrator of his or her estate) and he or she shall have no further rights under the Plan.

      All Participants shall have the same rights and privileges under the Plan. Notwithstanding the foregoing, nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company or an Affiliate or in any way interfere with the right of the Company or an Affiliate to terminate the employment of the Participant at any time, with or without cause. Transfers of employment among the Company and its Affiliates and approved leaves of absence not exceeding 90 days shall not be considered terminations of employment for purposes of this Plan.

      Section 12. Transferability. An Option granted under the Plan shall not be transferable by the Participant and shall be exercisable only by the Participant.

      Section 13. Adjustments Upon Changes in Common Stock. In the event the Company shall effect a split of the Common Stock or declare a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be increased or decreased proportionately, and the Fair Market Value per share of Common Stock as of the date of grant of all outstanding Options shall be adjusted, for purposes of making the determination required by Section 8 of this Plan, in a manner deemed appropriate by the Board of Directors.

      In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization of the Company, including a merger, consolidation or sale of assets, the Board of Directors shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares that are covered by Options theretofore granted under the Plan or that are otherwise subject to the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

      Section 14. Amendment and Termination of the Plan. Subject to the right of the Board of Directors to terminate the Plan prior thereto, the Plan shall terminate when all or substantially all of the Common Stock reserved for purposes of the Plan has been purchased. No Options may be granted after termination of the Plan. The Board of Directors may alter or amend the Plan but may not without the approval of the shareholders of the Company and of any regulatory authorities having jurisdiction make any alteration or amendment thereof which operates (a) to increase the total number of shares of Common Stock which may be issued under the Plan (other than as provided in Section 13),
(b) to modify the criteria for determining the employees (or class of employees) eligible to receive Options under the Plan or (c) to materially increase benefits accruing under the Plan to Participants who are subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act").

      No termination or amendment of the Plan shall adversely affect the rights of a Participant under an outstanding Option, except with the consent of such Participant.

      Section 15. Requirements of Law. The granting of Options and the issuance of Common Stock upon the exercise of an Option shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

      Section 16. Effective Date of the Plan. The Plan shall become effective, as of the date of its adoption by the Board of Directors, if it is duly approved at the 1994 annual meeting of shareholders of the Company. The affirmative vote of the holders of at least a majority of the shares of stock of the Company present and voting on the approval of the Plan at the meeting, provided that the total number of shares voting for the proposal represents more than 50% of the total number of shares of stock present in person or represented by proxy and entitled to vote at such annual meeting, shall be required to approve the Plan. If the Plan is not so approved, the Plan shall terminate, the unexercised portions of all Options granted hereunder shall be null and void and all shares of Common Stock theretofore issued upon the exercise of Options under the Plan shall be deemed cancelled. Certificates representing shares issued to Participants prior to shareholder approval of the Plan shall bear appropriate legends indicating that the shares have been issued contingent upon shareholder approval and are cancelable in the event such approval is not obtained. Upon such cancellation, Participants shall promptly deliver to the Company all certificates representing cancelled shares and the Company shall promptly return to the Participants, without interest, all funds obtained from such Participants through payroll deductions and used for the purchase of such shares.

      Section 17. Rule 16b-3 Compliance. Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors adopted under the Exchange Act, some of which conditions are not set forth herein. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

* LANGUAGE ADDED BY AMENDMENT ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 20, 2002 IS UNDERSCORED. DELETED LANGUAGE IS STRUCK THROUGH.

PROXY                                                                      PROXY

                             INTERVOICE-BRITE, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints David W. Brandenburg, and Rob-Roy J. Graham, and either of them, proxies with power of substitution in each, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, no par value per share ("Common Stock"), of INTERVOICE-BRITE, INC., standing in the name of the undersigned at the close of business on July 15, 2002, at the annual meeting of shareholders to be held on August 28, 2002, at Dallas, Texas, and at any adjournment thereof and especially to vote on the items of business specified herein, as more fully described in the notice of the meeting dated July 29, 2002, and the proxy statement accompanying the same, the receipt of which is hereby acknowledged.

  This proxy when duly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTOR NAMED HEREIN, FOR THE PROPOSAL TO AMEND THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN, FOR THE PROPOSAL TO APPROVE ISSUANCE OF SHARES OF COMMON STOCK TO THE EXTENT APPROVAL IS REQUIRED UNDER NASDAQ NATIONAL MARKET RULES AND FOR THE AMENDMENT OF THE ARTICLES OF INCORPORATION OF THE COMPANY TO CHANGE ITS CORPORATE NAME.

                  (Continued and to be signed on reverse side)

                             INTERVOICE-BRITE, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  [X]


1.  Election of Directors

    The undersigned hereby votes in response to the election of the Board of Directors for the ensuing years

                         WITHHOLD
                        AUTHORITY
    FOR all            to vote for          FOR all nominees, except
    nominees           all nominees         vote withheld for those named below:
      [ ]                  [ ]                         [ ]


                                                          ----------------------
                                                            Nominee Exceptions

    NOMINEES: 01 DAVID W. BRANDENBURG, 02 JOSEPH J. PIETROPAOLO,
              03 GEORGE C. PLATT,  04 GRANT A. DOVE, AND
              05 JACK P. REILY

2.  Proposal to Amend Employee Stock Purchase Plan.

    The undersigned hereby votes in response to the proposal to amend the Company's Employee Stock Purchase Plan to increase from 1,000,000 to 1,500,000 the aggregate number of shares of Common Stock authorized for issuance under the Plan.

    For:                     Against:                Abstain:
        ----------                   -----------              -----------

3. Proposal to Approve Issuance of Shares of Common Stock, to the Extent Approval is Required Under Nasdaq National Market Rules.

    The undersigned hereby votes in response to the proposal to approve the issuance of shares of Common Stock upon conversion of the Company's outstanding convertible notes, in lieu of cash payments on the convertible notes, and upon the exercise of the Company's outstanding warrants, to the extent that such issuance would require shareholder approval under the rules of the Nasdaq National Market.

    For:                     Against:                Abstain:
        ----------                   -----------              -----------

4. Proposal to Amend Articles of Incorporation of the Company to Change its Corporate Name.

    The undersigned hereby votes in response to the proposal to amend the Articles of Incorporation of the Company to change its corporate name to "InterVoice, Inc.".


    For:                     Against:                Abstain:
        ----------                   -----------              -----------

5. In their discretion, the undersigned hereby authorizes the proxies to vote upon such other business or matters as may properly come before the meeting or any adjournment thereof.

         FOR                    AGAINST                   ABSTAIN

         [ ]                      [ ]                       [ ]


         The undersigned hereby revokes any proxy or proxies heretofore given to represent or vote such Common Stock and hereby ratifies and confirms all action that said proxies, their substitutes, or any of them, might lawfully take in accordance with the terms hereof.


         -------------------------------------------------------
           Signature                               Date


         -------------------------------------------------------
           Signature                               Date


         NOTE: This proxy should be signed exactly as name appears hereon. Joint owners should both sign. If signed as attorney, executor, guardian, or in some other representative capacity, or as an officer of a corporation, please indicate full title or capacity. Please complete, date and return it in the enclosed envelope, which requires no postage if mailed in the United States.